AGREEMENT OF PURCHASE AND SALE

THE SELLER PARTIES

Identified herein

“SELLERS”

PYRAMID HOTEL OPPORTUNITY VENTURE LLC, a Delaware limited liability company

“BUYER”

                        AGREEMENT OF PURCHASE AND SALE

AGREEMENT OF PURCHASE AND SALE

AGREEMENT OF PURCHASE AND SALE made and entered into as of July 5, 2005, by and between Sellers and Buyer.

DEFINITIONS

For the purposes of this Agreement, the parties agree that the following terms shall have the following meanings:

1.
Accounts Receivable: All accounts receivable relating to the Hotels, other than the Tray Ledgers, accruing prior to the Transfer Time (including, without limitation, receivables and revenues for food, beverage and telephone use).

2.	Agreement: This Agreement of Purchase and Sale by and between Buyer and Sellers providing for the sale and purchase of the Property.

3.
Assignment and Assumption of Hotel Rex Management Agreement: Unless the Hotel Rex Management Agreement is terminated at Closing as provided in Section 1.06(d) hereof, an assignment and assumption of the Hotel Rex Management Agreement in the form attached hereto as Exhibit “C” and by this reference incorporated herein, pursuant to which (i) the Operating Tenant of the Hotel Rex San Francisco shall assign and transfer to Buyer all of such Operating Tenant’s right, title and interest in and to, and Buyer shall assume all of such Operating Tenant’s right, title and interest in and to, and obligations and liabilities under, the Hotel Rex Management Agreement first accruing from and after Closing, and (ii) Sellers and such Operating Tenant shall indemnify, hold harmless and defend Buyer from and against any loss, cost or damage arising under the Hotel Rex Management Agreement prior to the Transfer Time and (iii) Buyer shall indemnify, hold harmless and defend such Operating Tenant from and against any loss, cost or damage arising under the Hotel Rex Management Agreement from and after the Transfer Time.

4.
Assignment and Assumption of Intangible Property: An assignment and assumption of the Intangible Property in the form attached hereto as Exhibit “B” and by this reference incorporated herein, pursuant to which (i) each Seller and/or Operating Tenant shall assign and transfer to Buyer all of such Seller’s and/or Operating Tenant’s right, title and interest in and to, and Buyer shall assume all of such Seller’s and/or Operating Tenant’s right, title and interest in and to, and obligations and liabilities under, the Intangible Property first accruing from and after Closing, to the extent that such assignments are legally and contractually permitted, (ii) Sellers and such Operating Tenant shall indemnify, hold harmless and defend Buyer from and against any loss, cost or damage arising under any Intangible Property prior to the Transfer Time and (iii) Buyer shall indemnify, hold harmless and defend such Seller from and against any loss, cost or damage arising under any Intangible Property from and after the Transfer Time.

5.
Assignment and Assumption of Operating Agreements: An assignment and assumption of the Operating Agreements in the form attached hereto as Exhibit “D” and by this reference incorporated herein, pursuant to which (i) each Seller and/or Operating Tenant shall assign and transfer to Buyer all of such Seller’s and/or Operating Tenant’s right, title and interest in and to, and Buyer shall assume all of such Seller’s and/or Operating Tenant’s right, title and interest in and to, and obligations and liabilities under, the Operating Agreements first accruing from and after Closing, and (ii) such Seller and/or Operating Tenant shall indemnify, hold harmless and defend Buyer from and against any loss, cost or damage arising under any Operating Agreements prior to the Transfer Time and (iii) Buyer shall indemnify, hold harmless and defend such Seller and/or Operating Tenant from and against any loss, cost or damage arising under any of the Operating Agreements from and after the Transfer Time.

6.
Bill of Sale (Personal Property): A bill of sale in the form attached hereto as Exhibit “F” and by this reference incorporated herein, pursuant to which each Seller and/or Operating Tenant shall transfer and convey to Buyer the Personal Property owned by such Seller and/or Operating Tenant in an “AS IS, WHERE IS” condition and without recourse or express or implied warranty other than such Seller’s and/or Operating Tenant’s limited warranty of title and freedom from encumbrance (other than (i) any liens or mortgages assumed or entered into by Buyer, or (ii) any personal property sales tax or other tax arising from the transactions contemplated pursuant to this Agreement).

7.	Broker: Banc of America Securities LLC.

8.	Buyer: Pyramid Hotel Opportunity Venture LLC, a Delaware limited liability company, or its Permitted Assignee(s).

9.	Closing: The consummation of the transactions contemplated by this Agreement which shall occur on the Closing Date.

10.	Closing Date: A date which is no later than forty-five (45) days following the Effective Date unless extended pursuant to Section 1.06 hereof, or such earlier date agreed to by Sellers and Buyer.

11.	Closing Statement: As defined in Section 4.01.

12.	Data Room Web Site: A secure web site established by Sellers in which various due diligence materials relating to the Property have been or will be made available to Buyer.

13.
Deeds: The deeds pursuant to which each Seller shall convey to Buyer the Land and Hotel which such Seller owns free and clear of all encumbrances save and except for the Permitted Exceptions relating to such Land and Hotel. Such Deeds shall be by special warranty deed (in the case of the Land and Hotel located in South Carolina) and by grant deeds (in the case of the Land and Hotels located in California) having limited warranty-type covenants and in the forms as are customary for commercial transactions in the jurisdiction in which each Hotel is located.

14.	Deposit: The sum of Three Million Six Hundred Thousand and No/100 Dollars ($3,600,000.00) and any interest accrued thereon.

15.	Effective Date: The date on which this Agreement is executed and accepted by the last of Buyer and all Sellers, such date to be entered into the first paragraph of this Agreement.

16.	Employees: Those individuals employed by Managers at the Hotels.

17.
Escrow Agent: The Talon Group, Orlando Commercial Services Division, a division of First American Title Insurance Company, whose address is 111 North Orange Avenue, Suite 1285, Orlando, Florida 32801, Attention: Michael Moore.

18.	Franchise Agreements: The Franchise Agreements in effect with respect to certain Hotels as identified on the attached Exhibit “E”.

19.	Franchisors: Each “Franchisor” or “Licensor” under the Franchise Agreements for the Hotels.

20.	Guaranty of Franchise Agreements: Those certain guaranty agreements with respect to franchisee’s obligations under each Franchise Agreement as identified on the attached Exhibit “E”.

21.
Hotels: The hotel buildings and all accessory buildings and structures, if any, and all fixtures placed on or attached thereto, owned by Sellers and located on the parcels comprising the Land. Each of the Hotels is at times herein referred to individually as a Hotel.

22.	Hotel Rex Management Agreement: That certain Management Agreement with respect to the Hotel Rex San Francisco as identified on the attached Exhibit “G”.

23.	House Funds: Cash on hand at the Hotels.

24.
Intangible Property: All of Sellers’ and Operating Tenants’ respective right, title and interest in and to all intangible property in the possession of Sellers and Operating Tenants and used in connection with the Land, Hotels or Personal Property, including without limitation, all licenses and permits (but specifically excluding any and all licenses and permits to sell alcohol, unless and until the same are permitted to be transferred under applicable law, as provided in Section 3.03 hereof), approvals, authorizations and other entitlements, all guaranties and warranties related to the Hotels and the Personal Property or the construction, fabrication or maintenance thereof, all plans and specifications relating to the Improvements and any landscaping, all tradenames, logos, telephone numbers, websites and domains (including access to FTP file content) and signage rights used by Sellers and Operating Tenants in connection with the operation of the Hotels, and all books, records, reports, test results, environmental assessments, surveys and other documents, materials, promotional material, tenant data, marketing and leasing material and forms, and keys related to Sellers’ and Operating Tenants’ operation of the Hotels and Sellers’ and Operating Tenants’ maintenance and repair of the Property.

25.	Inventory: All inventory located at the Hotels, including without limitation, all mattresses, pillows, bed linens, towels and Operating Supplies.

26.
Knowledge: As to Sellers, the actual knowledge, after due inquiry of the current general managers of the respective Hotels, of (A) (i) Marcel Verbaas and (ii) Travis Snyder and (B) as to the representation of Sellers set forth in Section 6.08, Mark Patten; and as to Buyer, the actual knowledge of Kevin M. Luebbers and Warren Q. Fields; without any duty of inquiry or investigation (excepting, in the case of Sellers, due inquiry of the current general managers of the Hotels), and expressly excluding the knowledge of any other shareholder, partner, member, trustee, beneficiary, director, officer, manager, employee, agent or representative of the Sellers or Buyer or any of their affiliates. For the purposes of this definition, the term “actual knowledge” means, with respect to any person, the conscious awareness of such person at the time in question, and expressly excludes any constructive or implied knowledge of such person.

27.	Land: Those certain parcels of land more particularly described in Exhibit “A” attached hereto and incorporated herein by reference, and all rights and appurtenances thereto.

28.	Management Agreements: The Management Agreements in effect with respect to each Hotel as identified on Exhibit “G” attached hereto.

29.	Management Termination Fees: As defined in Section 1.06 hereof.

30.	Managers: Each “Manager” of a Hotel under and pursuant to the Management Agreements.

31.
Material Operating Agreements: Those Operating Agreements that (A)(i) require more than thirty (30) days notice to terminate, or (ii) are terminable upon notice of thirty (30) days or less and require payment of a termination fee, or (iii) are not terminable by Sellers for convenience or upon sale of the affected Property, and (B) either (i) require aggregate annual payments (including any termination fee) in excess of Twenty Thousand and No/100 Dollars ($20,000.00) per Operating Agreement during the remaining term of such Operating Agreement after the Closing, or (ii) have an unexpired term following the Closing (including any mandatory renewal terms that are exercisable by the counterparty thereto) of more than one (1) year.

32.
Operating Agreements: The contracts, agreements, leases (including, but not limited to, commercial space leases and equipment leases, and those certain room agreements in which third parties have been given certain rights to rooms or services at each Hotel from and/or after the Closing Date), maintenance agreements and service contracts in effect with respect to each Hotel including, but not limited to, those listed in Exhibit “H” attached hereto and incorporated herein by this reference.

33.
Operating Leases: Those certain lease agreements by and between each Seller, as “Landlord,” and each Operating Tenant, as amended, and more particularly described on Exhibit “I” attached hereto and incorporated herein by this reference, pursuant to which each Operating Tenant leases its respective Hotel.

34.
Operations Settlement: A final accounting prepared by Sellers’ and Buyer’s accountants in the period between eight o’clock p.m. on the day prior to the Closing Date and eight o’clock a.m. (local time) on the Closing Date, the results of which shall be incorporated into the closing statement.

35.
Operating Supplies: Any and all operating supplies, whether consumables or non-consumables, used or consumed in the ordinary course of business at the Hotels and owned by Sellers or Operating Tenants, including without limitation, paper products, soap, cleaning supplies, food, and non-alcoholic and alcoholic beverages, provided that to the extent that any applicable law prohibits the transfer of alcoholic beverages from Sellers to Buyer, such beverages shall not be considered a part of Operating Supplies until such time as the same may lawfully be transferred after Closing, at which point the same shall be transferred (pending any post-Closing transfer, such alcoholic beverages shall be subject to the terms of any post-Closing liquor license operating agreement entered into pursuant to the terms hereof).

36.	Operating Tenants: The entities identified as the Operating Tenants of each Operating Lease, which are affiliates of Sellers. Each such entity is at times herein referred to as an “Operating Tenant.”

37.
Other Revenues: All revenues earned by Sellers from the operation of the Hotels other than Room Revenues, including, without limitation, revenues from the sale of food, the sale of alcoholic and nonalcoholic beverages, rental of meeting and banquet rooms, telephone sales, pay television sales, valet and parking services, and other similar revenues, together with any sales tax or other taxes thereon.

38.
Permitted Assignee: Any entity or entities wholly owned by Buyer or controlled by Buyer which shall be formed by Buyer prior to the Closing Date for purposes of acquiring all or any portion of or interest in the Property.

39.
Permitted Exceptions: Any and all (i) restrictions, easements, reservations, covenants and other matters of record (including, without limitation, all instruments, matters and items set forth as exceptions to title in the Title Commitments) and zoning and land use ordinances and laws of any governmental authority (except for monetary liens, mortgages and encumbrances which shall be paid by Sellers prior to Closing and other matters to be cured by Sellers pursuant to this Agreement, and subject to Sellers’ obligations under Section 3.01 hereof); (ii) general taxes and assessments for the year of the Closing and thereafter and special taxes and assessments, in each case to the extent not then due and payable as of the Closing Date; (iii) encroachments, overlaps, boundary line disputes, unrecorded easements or other matters disclosed or indicated by or shown on the Surveys or their updates or which would be disclosed or indicated by or shown on a current, accurate survey or a personal inspection of the Property; (iv) leases and tenancies in writing for any areas of the Land or Hotels which are listed on the attached Exhibit “H” and are to be assumed by Buyer; (v) disputed liens or encumbrances for which Sellers shall have provided bond or security satisfactory to the Title Company in order to remove same as exceptions from the Title Policies; and (vi) liens, mortgages and encumbrances created by Buyer.

40.
Personal Property: All furniture, furnishings, fixtures, equipment, vehicles, machinery, appliances, dishes, utensils, cookware, materials, linen, china, glassware, tableware, uniforms and similar items, whether in use or held in stock for future use, in connection with the operation of each Hotel, subject to such depletion and including such re-supplies prior to the Closing Date as shall occur in the ordinary course of business, and Inventory, located at the Hotels, owned and used by any Seller or any Operating Tenant, and used by any Seller or any Operating Tenant solely in connection with the operation of the Hotels, including but not limited to all items included within the definition of “Property and Equipment” under the Uniform System of Accounts for the Lodging Industry, Ninth Revised Edition, 1996, as published by the Hotel Association of New York City, Inc., but (subject to the provisions of Section 1.02) specifically excluding any Personal Property that is leased by any Seller from a third-party pursuant to any lease listed on the attached Exhibit “H” and therein specifically identified, and all Rooms Agreements.

41.	Property: A collective term which shall mean all of the Land, Hotels, Intangible Property and Personal Property.

42.	Purchase Price: The amount specified in Section 2.01 as the purchase price for the Property.

43.
Purchase Price Allocation Schedule: The schedule attached hereto as Exhibit “J” pursuant to which the Purchase Price is allocated among each Property for the purposes of calculating title insurance premiums and other closing costs.

44.	Room Revenues: All revenues from the rental of guest rooms of the Hotels (but excluding any items included in the definition of Other Revenues), together with any and all sales or other taxes thereon.

45.	Sellers: Shall mean those entities more particularly described on Exhibit “K” attached hereto and by this reference incorporated herein. Each such entity is at times herein referred to as a “Seller.”

46.
Surveys: The surveys of each parcel comprising the Land and the Hotel located on such parcel obtained by Buyer prior to execution of this Agreement. Each of the Surveys is at times herein referred to as a “Survey.”

47.
Title Company: First American Title Insurance Company through the Talon Group, Orlando Commercial Services Division, a division of First American Title Insurance Company, whose address is 111 North Orange Avenue, Suite 1285, Orlando, Florida 32801, Attention: Michael Moore.

48.
Title Insurance Commitments: The commitments of title insurance issued by Title Company and provided by Sellers to Buyer with respect to each parcel comprising the Land prior to the execution of this Agreement. Each of the Title Commitments is at times herein referred to as a “Title Commitment.”

49.
Title Policies: The owner’s policies of title insurance to be issued to Buyer pursuant to the terms of the Title Insurance Commitments and this Agreement. Each of the Title Policies is at times herein referred to as a “Title Policy.”

50.	Transfer Time: 12:01 a.m. (local time) on the Closing Date.

51.	Tray Ledgers: Any accounts receivable of registered guests who have not checked out and who are occupying rooms on the evening prior to, and the morning of, the Closing Date.

AGREEMENT

ARTICLE I

ASSETS PURCHASED AND SOLD

Section 1.01 Purchase and Sale.»

Subject to the terms and conditions of this Agreement and in consideration of the performance of the covenants contained herein, Buyer agrees to purchase from Sellers and Sellers agree to sell to Buyer, all of Sellers’ right, title and interest in and to the Property.

Section 1.02 Personal Property.»

Subject to the terms and conditions of this Agreement, at Closing Sellers agree to assign, transfer and convey the Personal Property to Buyer pursuant to the Bill of Sale (Personal Property). In the event that any Personal Property is owned by any Operating Tenant, Sellers agree to cause such Operating Tenant to assign, transfer and convey any such Personal Property to Buyer at Closing, pursuant to a bill of sale in the same form as the Bill of Sale (Personal Property).

Section 1.03 Operating Agreements.»

At Closing, each Seller shall assign and transfer to Buyer all of such Seller’s right, title and interest in and to, and Buyer shall assume all of such Seller’s obligations and liabilities first arising from and after Closing under, the Operating Agreements pursuant to the Assignment and Assumption of Operating Agreements; provided, however, that Sellers shall terminate or cause to be terminated as of the Closing Date, at Buyer’s cost and expense, all Operating Agreements listed on Exhibit “N” attached hereto, provided that the same can be terminated pursuant to their terms. Buyer shall pay all out of pocket fees and expenses of third parties under the Operating Agreements in regard to such assignments, transfers and terminations, including any transfer charges reasonably necessary to obtain the consent of any such third party. Sellers shall promptly provide Buyer with complete copies of any new contracts, agreements, leases (including, but not limited to, commercial space leases and equipment leases), maintenance agreements and service contracts in effect with respect to each Hotel entered into subsequent to the Effective Date and prior to the Closing Date (“New Operating Agreements”). Notwithstanding the foregoing, Sellers reserve the right to provide Buyer with access to all Operating Agreements and New Operating Agreements via the Data Room Web Site in lieu of delivering hard copies of such Operating Agreements and New Operating Agreements to Buyer; provided, Sellers shall give prior notice to Buyer of any New Operating Agreements entered into subsequent to the Effective Date, including but not limited to any that are provided in the Data Room Web Site. Sellers shall not enter into any material New Operating Agreement(s) which will obligate Buyer following Closing, except those which (i) are terminable without payment or penalty on thirty (30) or fewer days notice or (ii) have otherwise been reasonably approved by Buyer. Buyer shall have five (5) business days to approve or disapprove any material New Operating Agreement to be entered into prior to Closing following a written request therefor by any Seller, which approval may be granted or withheld in Buyer’s reasonable discretion. Buyer’s failure to provide a written response to such Seller within five (5) business days following a written request from such Seller shall be deemed an approval of such New Operating Agreement by Buyer. After such approval or deemed approval of any New Operating Agreement, such approved or deemed approved New Operating Agreement shall be and be deemed to be an Operating Agreement to be assigned by Seller and assumed by Buyer hereunder. Buyer understands and agrees that it is solely Buyer’s responsibility to obtain any and all contracts, agreements, leases (including, but not limited to, commercial space leases and equipment leases), maintenance agreements and service contracts necessary to conduct business at the Hotels from and after the Closing Date. Buyer’s failure to obtain any of the same which are necessary or convenient to the operation of the Hotels shall not affect or delay the performance of Buyer’s obligations under this Agreement. In the event that any Operating Tenant is a party to and holder of rights under any Operating Agreement, Sellers agree to cause such Operating Tenant to assign and transfer such rights to Buyer at Closing, pursuant to an assignment and assumption agreement in the same form as the Assignment and Assumption of Operating Agreements, or if such Operating Agreement is listed on Exhibit “N” attached hereto and can be terminated pursuant to its terms, to terminate the same as herein required.

Section 1.04 Intangible Property.»

At Closing, each Seller shall assign and transfer to Buyer all of such Seller’s right, title and interest in and to, and Buyer shall assume all of each Seller’s obligations and liabilities first arising from and after Closing under, the Intangible Property, pursuant to the Assignment and Assumption of Intangible Property. Sellers have, to Sellers’ Knowledge, provided Buyer with copies of all documents comprising the Intangible Property which were in Sellers’ possession and in effect as of the Effective Date. Sellers shall promptly provide Buyer with copies of any documents comprising Intangible Property issued to Sellers or entered into by any Seller subsequent to the Effective Date and prior to the Closing Date. Notwithstanding the foregoing, Sellers reserve the right to provide Buyer with access to all such documents comprising Intangible Property via the Data Room Web Site in lieu of delivering hard copies of such documents comprising Intangible Property to Buyer; provided, Sellers shall give prior notice to Buyer of any new Intangible Property received subsequent to the Effective Date, including but not limited to any that are provided in the Data Room Web Site. Buyer understands and agrees that it is solely Buyer’s responsibility to obtain any and all Intangible Property necessary to conduct business at the Hotels from and after the Closing Date. Buyer’s failure to obtain any Intangible Property which are necessary or convenient to the operation of the Hotels shall not affect or delay the performance of Buyer’s obligations under this Agreement. In the event that any Operating Tenant is the holder of rights under any Intangible Property, Sellers agree to cause such Operating Tenant to assign and transfer such rights to Buyer at Closing, pursuant to an assignment and assumption agreement in the same form as the Assignment and Assumption of Intangible Property.

Section 1.05 Franchise Agreements.»

Buyer and Sellers acknowledge that in connection with, and as a condition to Sellers’ obligations hereunder, the Franchise Agreements and the Guaranty of Franchise Agreements shall be terminated at Buyer’s expense, all as of the Closing Date. Buyer acknowledges that as a condition to the termination of the Franchise Agreements and Guaranty of Franchise Agreements, each Franchisor shall require that Buyer satisfy such Franchisor’s requirements for issuance of new Franchise Agreement and shall require that the applicable Operating Tenant execute and deliver to such Franchisor before Closing its standard form of termination of Franchise Agreement. Buyer agrees that Buyer will timely submit its applications for a new franchise agreement to replace each of the Franchise Agreements to be terminated at Closing, together with the appropriate application fee, and will proceed with all due diligence and good faith to satisfy each Franchisor’s requirements for issuance of a new franchise agreement prior to the Closing Date. Buyer hereby acknowledges and agrees that Buyer shall be responsible for the termination fee (or in the event such Franchisor does not approve Buyer as a new franchisee, the applicable liquidated damages, if any, set forth in the applicable Franchise Agreement), if any, due to any Franchisor pursuant to the applicable Franchise Agreement. Buyer further agrees that in no event shall issuance of a new franchise agreement that is required to terminate an existing Franchise Agreement or Guaranty of Franchise Agreement be a condition to Buyer’s obligation to close hereunder and Buyer’s failure to obtain any such new franchise agreement prior to the Closing Date shall under no circumstances excuse Buyer from any of its obligations hereunder. If Buyer has not satisfied all requirements of each Franchisor for issuance of a new franchise agreement as of the Closing Date, and as a result any such Franchisor does not issue a new franchise agreement to Buyer as of the Closing Date, then Buyer shall pay and indemnify and hold Sellers and the Operating Tenants harmless from and against any and all loss, costs, liability, damages and expenses (including, without limitation, reasonable attorneys’ fees and any liquidated damages payable to such Franchisor) incurred by any Seller or Operating Tenant as a result of the failure of Buyer to obtain a replacement franchise agreement for each Franchise Agreement terminated at Closing.

Section 1.06 Management Agreements.»

(a) Prior to the execution of this Agreement, Sellers have furnished Buyer with copies of all Management Agreements in Sellers’ possession or control (or made such Management Agreements available to Buyer via the Data Room Web Site in lieu of delivering hard copies of the Management Agreements to Buyer).

(b) Sellers shall cause the applicable Operating Tenant under each of the Management Agreements other than the Hotel Rex Management Agreement to terminate such Management Agreements as of or prior to Closing. Sellers shall provide written notice of termination to the Managers of the Management Agreements within three (3) business days of the Effective Date in the form and manner required pursuant to each such Management Agreement. In the event any Management Agreement other than the Hotel Rex Management Agreement requires a minimum notice period prior to termination that extends beyond the outside Closing Date hereunder and the applicable Manager thereunder does not agree to an earlier termination of such Management Agreement, Buyer and Sellers shall each have the right to postpone the Closing Date until the earliest date on which all such Management Agreements other than the Hotel Rex Management Agreement can be terminated.

(c) At Closing, Seller shall pay all applicable termination fees with respect to the termination of the Management Agreements (the “Management Termination Fees”).

(d) The Sellers shall cause the Operating Tenant of the Hotel Rex to provide written notice of termination of the Hotel Rex Management Agreement to the Manager within three (3) business days of the Effective Date in the form and manner required pursuant to the Hotel Rex Management Agreement. Buyer acknowledges and agrees that the termination of the Hotel Rex Management Agreement shall not be a condition to close the transactions contemplated pursuant to this Agreement, that the minimum notice period to terminate the Hotel Rex Management Agreement is ninety (90) days. Buyer and Sellers hereby agree to use good faith efforts to obtain the Hotel Rex Manager’s agreement to terminate the Hotel Rex Management Agreement at Closing at no additional cost to Sellers; provided, however, in the event that the Hotel Rex Manager does not so agree, Buyer acknowledges and agrees that Buyer shall assume all of the applicable Operating Tenant’s obligations under the Hotel Rex Management Agreement accruing from and after the Transfer Time, which assignment and assumption shall be accomplished through the execution by such parties of the Assignment and Assumption of Hotel Rex Management Agreement at Closing. Sellers shall use good faith efforts to obtain the applicable Manager’s consent to the assumption of the Hotel Rex Management Agreement by Buyer, provided however Buyer hereby agrees that Buyer shall indemnify and hold Sellers and the Operating Tenants harmless from and against any and all loss, costs, liability, damages and expenses (including, without limitation, reasonable attorneys’ fees) incurred by any Seller or Operating Tenant as a result of the failure to obtain the Hotel Rex Manager’s consent to the Assignment and Assumption of Hotel Rex Management Agreement.

Section 1.07 Land and Hotels.»

At Closing, each Seller shall convey title to the Land and Hotels owned by such Seller to Buyer pursuant to the Deeds.

Section 1.08 Operating Leases.»

At or prior to Closing, Sellers, at Sellers’ sole cost and expense, shall terminate the Operating Leases.

ARTICLE II

PURCHASE PRICE

Section 2.01Price.»

The Purchase Price for the Property shall be One Hundred Nine Million and No/100 Dollars ($109,000,000.00), all cash, subject to closing adjustments as provided in this Agreement. Sellers and Buyer agree that the Purchase Price shall be allocated among each Hotel as set forth on the attached Exhibit “J”.

Section 2.02 Deposit.»

Provided that the Deposit has not already been lodged with Escrow Agent prior to execution of this Agreement, upon execution of this Agreement by Buyer, the Deposit, in the form of a cashier’s or certified check or wire transfer, shall be immediately deposited with the Escrow Agent by Buyer. Such Deposit shall be deposited by the Escrow Agent into an interest-bearing, fully-insured account. In the event that the Deposit has not been lodged with Escrow Agent within one (1) business day following the Effective Date, this Agreement shall immediately terminate. The Deposit shall be applied to payment of the Purchase Price at Closing or shall otherwise be paid as herein provided. Buyer acknowledges and agrees the Deposit is “At Risk” and is not refundable to Buyer except as expressly provided in this Agreement. All interest earned in said account of the Escrow Agent shall be reported by the Escrow Agent to the Internal Revenue Service as income to Buyer (and Buyer agrees to execute a W-9 form and any other federal tax documents necessary in connection therewith).

Section 2.03  Balance of Purchase Price.»

The balance of the Purchase Price for the Property (subject to the adjustments and/or prorations provided in this Agreement) shall be paid by Buyer by wire transfer of good funds to Escrow Agent at Closing as set forth in Section 12.02.

Section 2.04 Escrow Agent.»

(a) The Escrow Agent, in its capacity as holder of the Deposit in escrow, joins in the execution of this Agreement for the limited purpose of acknowledging and agreeing to the provisions of this Section 2.04.

(b) The duties of the Escrow Agent shall be as follows:

(1) The Escrow Agent shall hold and disburse the Deposit in accordance with the terms and provisions of this Agreement.

(2) If this Agreement shall be terminated by the mutual written agreement of Sellers and Buyer, or if the Escrow Agent shall be unable to determine at any time to whom the Deposit should be paid, or if a dispute shall develop between Sellers and Buyer concerning to whom the Deposit should be paid and delivered, then and in any such event, the Escrow Agent shall pay and deliver such in accordance with the joint written instructions of Sellers and Buyer. In the event that such written instructions shall not be received by the Escrow Agent within ten (10) days after the Escrow Agent has served a written request for instructions upon Sellers and Buyer, then the Escrow Agent shall have the right to pay and deliver the Deposit into an appropriate court of proper jurisdiction in the state of Florida, and interplead Sellers and Buyer in respect thereof, and thereupon the Escrow Agent shall be discharged of any obligations in connection with this Agreement.

(3) If costs or expenses are incurred by the Escrow Agent in its capacity as holder of the Deposit in escrow because of litigation or a dispute between Sellers and Buyer arising out of the holding of the Deposit in escrow, Sellers and Buyer shall each pay the Escrow Agent one-half of such reasonable costs and expenses not to exceed a total of $2,000.00. Except for such costs or expenses, no fee or charge shall be due and payable to the Escrow Agent for its services as escrow holder only.

(4) By joining herein, the Escrow Agent undertakes only to perform the duties and obligations imposed upon the Escrow Agent under the terms of this Agreement and expressly does not undertake to perform any of the other covenants, terms and provisions incumbent upon Sellers and Buyer hereunder.

(5) Buyer and Sellers hereby agree and acknowledge that the Escrow Agent assumes no liability in connection herewith except for its negligence or willful misconduct; that the Escrow Agent shall never be responsible for the validity, correctness or genuineness of any document or notice referred to under this Agreement; and that in the event of any dispute under this Agreement, the Escrow Agent may seek advice from its own legal counsel and shall be fully protected in any action taken by it in good faith in accordance with the good faith opinion of its legal counsel.

Section 2.05 Reserve Accounts.»

All funds held in bank accounts, cash accounts and all funds held in reserve accounts for furniture, fixtures and equipment, for capital expenditures, or for other matters relating to the operation of the Hotels, whether such accounts are held in the name of the Sellers, Operating Tenants or Managers on behalf of Sellers or Operating Tenants, shall be retained by Sellers. In the event that any such funds are held by a Manager, Buyer may elect to have Manager retain such funds on behalf of Buyer and reimburse Sellers at Closing for the amount so retained by such Manager in lieu of such amount being delivered by Manager to the applicable Seller.

Section 2.06 Capital Expenditure Plans.»

Sellers have heretofore incurred in the calendar year 2005, and will continue to incur, expenditures with respect to the Hotels pursuant to existing capital expenditure plans and/or property improvement plans (if any) prior to Closing. Prior to the execution of this Agreement, the Sellers have delivered and Buyer hereby acknowledges receipt of the current budget for the expenditures contemplated by this Section 2.06, and all renovation, property improvement plans or capital improvement contracts entered into by Sellers with respect to such expenditures. Sellers agree to not change the scope of the work contemplated by such budgets prior to Closing; provided, however, with respect to that certain Hotel known as the Holiday Inn located in Columbia, South Carolina, the applicable Seller shall not be required to incur any expenditures required by any capital expenditure plan in effect with respect to such Hotel unless the same, in Sellers’ good faith, reasonable judgment, are immediately necessary to protect the physical integrity or lawful operation of the Hotel or the health or safety of its occupants.

ARTICLE III

OPERATION OF THE PROPERTY

Section 3.0 1   Operation in the Ordinary Course of Business.»

Sellers shall not (and Sellers shall cause Operating Tenants and Manager to not), without the prior written consent of Buyer, (i) enter into any material leases or tenancies with respect to the Property, (ii) enter into any material service or maintenance agreements which are not terminable upon thirty (30) days notice without penalty, (iii) except in the ordinary course of business, engage or retain any new or additional employees, entities or independent contractors whose compensation may be assumable by Buyer (or reimbursable by Buyer to Manager), (iv) modify or release any material warranties or guaranties with respect to the Property, (v) grant or permit any encumbrances on the Property or contract for any construction or service for the Property which may impose any mechanics or materialmen’s lien on the Property beyond Closing, or (vi) execute, record in the public records and/or deliver to the other party any document affecting title to the Property, all except as otherwise specifically contemplated in this Agreement. Buyer shall have five (5) business days to approve or disapprove any of the foregoing proposed actions following a written request therefore by any Seller, which approval may be granted or withheld in Buyer’s reasonable discretion. Buyer’s failure to provide a written response to such Seller within five (5) business days following a written request from such Seller shall be deemed an approval of such proposed action by Buyer. Sellers shall and shall cause Operating Tenants to, subject to the terms of the Management Agreements, use reasonable efforts to cause the Managers to maintain inventory levels consistent with Managers’ prior practices and continue to operate and maintain each Hotel in the ordinary course of business pursuant to the terms of the Management Agreements during the period between the Effective Date and the Closing Date.

Section 3.02Liquor Licenses.»

Buyer shall make an application to the appropriate governmental authorities to have a new liquor license at each Property issued in, or any existing liquor license transferred to, the name of Buyer or an entity designated by Buyer in compliance with local law, and Sellers shall cooperate with Buyer in this regard, at Buyer’s sole cost and expense, provided, however, Buyer acknowledges that the Holiday Inn Columbia, SC Hotel is the only Property where Seller holds a liquor license. Buyer shall use commercially reasonable efforts, at its sole cost and expense, to obtain the approval of applicable authorities for the issuance of a new liquor license for each of the Hotels or transfer of the existing liquor license prior to, or contemporaneously with, the Closing. Seller shall cause the Managers at the other Hotels to reasonably cooperate with Buyer with respect to transferring the existing liquor licenses to Buyer at such Hotels, to the extent Seller has the right to do so under the applicable Management Agreements and as permitted by law. In such event, Buyer shall maintain liquor liability insurance in amounts currently maintained by Sellers naming Sellers as additional insured parties, and further agrees to indemnify, defend and hold Sellers harmless from and against any liability, cost or expense arising out of Sellers’ cooperation with Buyer during such interim period. The provisions of this Section 3.03 shall survive the Closing.

Section 3.03Cooperation.»

Sellers shall cooperate reasonably, at no cost to Sellers, with Buyer in securing the transfer or issuance of any permits or licenses, including, without limitation, a liquor license, necessary to permit the lawful, continuous operation of any Property by Buyer immediately following the Closing Date.

ARTICLE IV

PRORATIONS AND ADJUSTMENTS

Section 4.01 Closing Statement/Operations Settlement.»

(a) Closing Statement. Taxes, rents (including but not limited to any rents paid more than one month in advance), revenues and expenses pertaining to assigned Operating Agreements, any security deposits held by Sellers under any leases affecting the Property (other than the Operating Leases), prepaid utility charges, and material deviations, if any, in the amount of the Personal Property at the Hotels occurring in the period between the first and second inventories provided for in Section 10.02 shall be allocated and prorated between Buyer and Sellers pursuant to a written Closing Statement to be prepared by Sellers and executed by Buyer and Sellers at the Closing. Any additional amounts owed by Buyer or credits due to Buyer shall be reflected in such statement and the Purchase Price shall be adjusted accordingly.

(b) Operations Settlement. Room Revenues for the night of the Closing Date, prepaid deposits for confirmed reservations, hotel facilities and services for periods after the Transfer Time, and the purchase price for the Tray Ledgers, House Funds and Accounts Receivable shall be determined by the Operations Settlement. With respect to the Closing Date, Buyer agrees to the Hotel’s employees’ completion of posting of financial activity, all schedules, credit card billings, and all other activities normally associated with the daily activity of the Hotels. Any amounts determined to be due and owing to Sellers by Buyer or to Buyer by Sellers pursuant to the Operations Settlement shall be incorporated into the Closing Statements but to the extent that any of the foregoing information is unavailable or is found to be inaccurate, the same shall be handled as a post-closing adjustment, the obligations of which shall survive the Closing.

Section 4.02 Taxes and Rents.»

At Closing, all general real estate and personal property taxes for the year of the Closing and special taxes and assessments shall be prorated as of the Closing Date (with Buyer to pay taxes attributed to the Closing Date and all periods thereafter) using the latest available tax rates and assessments and taking advantage of any discounts or rebates available for early payment and/or payment before delinquency. The parties shall have no obligation to readjust such prorations after the Closing; provided, however, if the proration is based upon the previous tax year’s bills, the parties shall make an appropriate adjustment upon receipt of the current tax year’s bills; Sellers shall pay general real estate and personal property taxes for all years prior to the year of the Closing and all special taxes or assessments then due and payable as of the Closing Date, except that, if any assessment against the Property, or any portion thereof, is payable in installments, Buyer shall pay any and all of such installments which may be paid after the Closing Date, and any installment relating to the year of Closing shall be prorated as of the Closing Date (with Buyer to pay all portions of such installment attributed to the Closing Date and all periods thereafter). Any tax refunds or rebates occurring or accruing with respect to any and all time periods before the Closing Date shall remain the property of Sellers, and, if Buyer collects or receives same, Buyer shall promptly remit same to Sellers. The provisions of the immediately preceding sentence shall survive the Closing. All taxes or assessments which become due and payable on or after the Closing Date shall be paid by Buyer.

Section 4.03 Utilities.»

Prior to the Closing, Sellers shall notify all utility companies servicing their respective portions of the Property of the anticipated change in ownership of the Property and request that all billings after the Transfer Time be made to Buyer at the addresses of the Hotel located on their portion of the Property. Utility meters will be read, to the extent that the utility company will do so, during the daylight hours on the Closing Date, with charges to that time paid by Sellers and charges thereafter paid by Buyer. Prepaid utility charges shall be adjusted on the Closing Statement and paid for at Closing. Charges for utilities which are unmetered, or the meters for which have not been read on the Closing Date, will be prorated between Buyer and Sellers as of the Transfer Time based upon utility billings received after Closing. Sellers or Buyer, as appropriate, shall, upon receipt, submit a copy of the utility billings for any such charges to the other party and such party shall pay its pro rata share of such charges to the party requesting payment within ten (10) business days from the date of any such request. This obligation shall survive Closing.

Buyer shall be responsible for paying, before the Closing, all deposits required by utility companies in order to continue service at the Hotels for periods after the Transfer Time and shall take any other action and make any other payments required to assure uninterrupted availability of utilities at the Hotels and the Land for all periods after Closing. Following Closing, all utility deposits made by any Sellers shall be refunded directly to Sellers by the utility company holding same. This right to receive any such refund shall survive Closing.

Section 4.04 Assigned Operating Agreements and Management Agreements.»

(a) All income and expenses with respect to the assigned Operating Agreements will be prorated as of the Closing Date (with income and expenses for the Closing Date and thereafter to be allocated to Buyer). There shall be added to the amount due to Buyer at Closing, on the Closing Statement, the amount of any prepaid rents applicable to periods following Closing, security deposits, or other deposits previously paid to Sellers under any assigned Operating Agreements, and there shall be deducted from the amount due Sellers at Closing, on the Closing Statement, any such amounts paid to and collected by Sellers under any Operating Agreements attributable to periods including and after the Closing Date.

(b) Sellers shall be responsible for all management fees and other amounts payable or reimbursable under the Management Agreements that accrue to the period prior to the Closing Date, including, without limitation, any accrued incentive fees under the Management Agreements, subject to the provisions of Section 1.06(c) hereof. In the event the Hotel Rex Management Agreement is not terminated as of the Closing Date, Buyer shall be responsible for all management fees and other amounts payable or reimbursable under the Hotel Rex Management Agreement that accrue to the period from and after the Closing Date.

Section 4.05 Room Revenues; Reservations; Tray Ledger; Accounts Receivable and House Funds.»

(a) Room Revenues for the night of the Closing Date (the “night of the Closing Date” being defined for the purposes of this Section 4.05(a) to mean the night ending concurrent with the expiration of the Operations Settlement) shall be divided equally between Buyer and Sellers pursuant to the Operations Settlement. Other Revenues for the night of the Closing Date shall belong solely to Sellers.

(b) Buyer will honor, for its account, the terms and rates of all pre-closing reservations confirmed by Sellers or Managers for dates after the Closing Date. Buyer authorizes Sellers and Managers to continue to accept reservations for periods after the Closing in the ordinary course of Sellers’ or Managers’ business. Buyer recognizes that such reservations may include discounts or other benefits provided in the ordinary course of business, including, without limitation, benefits under any awards programs, sports team, corporate, government or group discounts, weekend discounts or requirements that ancillary food, beverage or other benefits be delivered by Buyer to the guest(s) holding such reservations. Buyer agrees to honor all such reservations in accordance with their terms. Any pre-closing deposits made to Sellers with respect to confirmed reservations for dates after the Closing Date will be credited to Buyer at the Operations Settlement. Any post-closing deposits received by Sellers with respect to confirmed reservations for dates after the Closing Date will be forwarded to Buyer upon receipt.

Buyer will honor, for its account, all of Sellers’ room allocation agreements and banquet facility and service agreements entered into in the ordinary course of business consistent with past practices which have been granted to groups, persons or other customers for periods after the Closing Date at the rates and terms provided in such agreements.

Buyer agrees that Sellers cannot make and have made no representation or warranty that any party holding a room reservation or agreement for Hotel facilities or services will utilize such reservation or honor such agreement. Buyer, by the execution hereof, assumes the risk of non-utilization of reservations and nonperformance of such agreements.

Buyer agrees to indemnify, defend and hold Sellers harmless from and against any claim which may be asserted against any Seller alleging that Buyer has failed to honor any such pre-closing reservation or agreement in accordance with its terms. The provisions of this Section 4.05(b), including, without limitation, the assumptions of risk and indemnities by Buyer set forth above, shall survive the Closing.

(c) Buyer shall purchase the Tray Ledgers from Sellers pursuant to the Operations Settlement.

(d) Buyer shall purchase the House Funds, exclusive of any non-cash items, from Sellers pursuant to the Operations Settlement.

(e) At Closing, Sellers shall receive a credit for all Accounts Receivable in an amount equal to: (i) one hundred percent (100%) of all such Accounts Receivable which are unpaid for not more than sixty (60) days; plus (ii) seventy five percent (75%) of all such Accounts Receivable which are unpaid for more than sixty (60) days, but not more than ninety (90) days. Seller shall not receive any credit for any Accounts Receivable which are unpaid for more than ninety (90) days (the “Aged Accounts Receivable”). All Aged Accounts Receivable which are unpaid as of the Closing Date shall remain the property of Seller following Closing and Buyer shall promptly remit to Seller all such Aged Accounts Receivable to the extent received by Buyer, as and when received by Buyer, it being agreed that Buyer shall not be deemed to have collected any such Aged Accounts Receivable until such time as the payor is current in the payment to Buyer of all amounts accruing in the month of, and all months after, the Closing. Nothing herein shall limit Seller’s right to pursue collection of Aged Accounts Receivable that are to remain the property of Seller following the Closing Date, and following the Closing Date Buyer shall reasonably cooperate with Seller with respect thereto, but Buyer will not be obligated to institute any lawsuit or other collection procedures to collect Aged Accounts Receivable or expend any out-of-pocket sums in connection with the collection of Aged Accounts Receivable.

Section 4.06 Accounts Payable and Expenses.»

All accounts payable and expenses related to operations of the Property which have accrued before the Transfer Time shall be paid by Sellers. Buyer understands and agrees that Sellers may postpone and/or contest payment of any account payable or expense which is the subject of a bona fide dispute, or for which a bill is not rendered until after Closing. All accounts payable and expenses accruing after the Transfer Time will be Buyer’s responsibility.

Section 4.07 Apportionments/Adjustments Generally. Except as otherwise expressly provided herein, all apportionments and adjustments shall be made on an accrual basis in accordance with generally accepted accounting principles, consistently applied. The computation of the adjustments shall be jointly prepared by Sellers and Buyer. To the extent the exact amount of any adjustment item provided for in this Article IV cannot be precisely determined on the Closing Date, the parties shall estimate the amount thereof, for purposes of computing the net amount due Sellers or Buyer pursuant to this Article IV and shall determine the exact amount thereof not later than sixty (60) days after the Closing Date.

Section 4.08 Guests’ Property.»

All baggage or other property of patrons of a Property checked or left in care of any Seller and/or Operating Tenant or Manager shall be listed in an inventory to be prepared in duplicate and signed by Sellers’ and Buyer’s representatives on the Closing Date. Buyer shall be responsible from and after the Closing Date and will indemnify and hold Sellers harmless from and against all claims for all baggage and property listed in such inventory. Sellers shall indemnify and hold harmless Buyer from and against claims for baggage and property not listed in such inventory but shown to have been left in custody at a Property prior to the Closing Date. All baggage or other property of guests retained by Sellers as security for unpaid accounts receivable may be left on such Property without any responsibility or liability therefor on the part of Buyer, for a period not to exceed one (1) month from Closing Date, within which time such baggage or other property shall be removed or otherwise disposed of by Sellers.

ARTICLE V

EMPLOYEES

Section 5.01 Salaries, Etc. »

Sellers shall be responsible for the payment of the salaries, wages, accrued vacation pay, sick leave, bonuses, pension benefits, and other benefits earned by and due to or accrued to employees at any of the Hotels prior to the Closing Date, together with F.I.C.A., unemployment and other taxes and benefits due from any employer of such employees accruing prior to the Closing Date. Sellers shall indemnify and hold Purchaser harmless from and against any and all liability, loss, cost, damage or expense related to any of the foregoing items. Such indemnity shall survive Closing. Sellers shall not be responsible for the payment of any such items accruing after the Transfer Time.

Section 5.02 Employee Claims.»

(a) Buyer shall indemnify, defend and hold harmless Sellers from and against any and all loss, costs, liability, damages and expenses (including, without limitation, reasonable attorneys’ fees) incurred by any Seller arising out of, based upon or in anyway relating or incidental to or connected with (i) any violation, actual or alleged, by any Seller, Manager or Buyer of the Worker Adjustment Retraining and Notification Act (“WARN Act”) or any similar local, state or federal statute or law relating to the transactions contemplated by this Agreement (a “WARN Act Violation”) and (ii) any other labor-and/or employee-related claims and demands occurring as of and/or after the Closing Date or in connection with the transactions contemplated by this Agreement.

(b) Sellers shall indemnify, defend and hold harmless Buyer from and against any and all loss, costs, liability, damages and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Buyer arising out of, based upon or in anyway relating or incidental to or connected with any labor-and/or employee-related claims and demands occurring prior to the Closing Date or in connection with the transactions contemplated by this Agreement, other than any WARN Act Violation.

(c) The provisions of this Article V shall survive the Closing.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers represent and warrant to Buyer as follows:

Section 6.01 Existence and Good Standing.»

Sellers are duly organized, validly existing and in good standing under the laws of the state of their respective organization.

Section 6.02 Authority.»

Seller has, and on the Closing Date will have, all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein pursuant to the terms and conditions of this Agreement. All persons or entities required to approve this Agreement pursuant to Seller’s governance documents have approved this Agreement and certified resolutions evidencing such approval will be delivered to Buyer at Closing.

Section 6.03 No Conflict.»

The execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not conflict with, breach, result in a default under, or violate any commitment, document or instrument to which any of the Sellers is a party or by which any of the Sellers is bound.

Section 6.04 Litigation.»

Except as set forth on the schedule attached as Exhibit “L” hereto, there is no pending and Sellers have no Knowledge of any threatened litigation, arbitration or governmental investigations with respect to the Property in which any Seller or any Operating Tenant is named a party which has not been resolved, settled or dismissed.

Section 6.04 Condemnation.»

Sellers have not received any written notice of any pending condemnation proceeding or other proceeding in eminent domain, and to the Sellers’ Knowledge, no such condemnation proceeding or eminent domain proceeding is threatened affecting the Property or any portion thereof.

Section 6.05 Title to Personal Property.»

Sellers have good and valid title to all tangible Personal Property, which shall be free and clear of all liens and encumbrances as of the Closing Date.

Section 6.06 Compliance with Applicable Law.»

Sellers have not received any written notice of a violation of any applicable law with respect to the Property which have not been cured or dismissed.

Section 6.07 Taxes.»

All property, sales use and occupancy taxes which accrue prior to the Closing Date will be paid in full or prorated at Closing.

Section 6.08 Financial Statements.»

To Sellers’ Knowledge, the financial statements delivered by Sellers to Buyer are complete, accurate and fairly represent the historical results of the operations and financial condition of the Hotels.

Section 6.09 Contracts. Sellers have no Knowledge of any material non-compliance with any Material Operating Agreement. To Sellers’ Knowledge, the schedule of Operating Agreements attached hereto as Exhibit “H” includes all Material Operating Agreements.

Section 6.10 Insolvency.»

No Seller has made a general assignment for the benefit of creditors, become insolvent or filed a petition for voluntary bankruptcy or filed a petition or answer seeking reorganization or an arrangement or composition, extension or readjustment of its indebtedness.

Section 6.11 FIRPTA.»

No Seller is a foreign entity, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the U.S. Bankruptcy Code and the regulations promulgated thereunder).

Section 6.12 Exclusivity.»

No Seller has entered into any other agreement providing for a sale of all or any of the Property or any interest therein that is still in effect, and while this Agreement remains in force and effect, Sellers agree that they shall not enter into any such agreement.

Section 6.13 Hotel Rex Management Agreement. The copy of the Hotel Rex Management Agreement delivered by Sellers to Buyer (or posted by Sellers to the Data Room Web Site) is a full and complete copy of the Hotel Rex Management Agreement in all material respects.

Section 6.14 Franchise Agreements. The requirements to terminate the Franchise Agreements, including the calculation of the termination fees, if any, are set forth in the copies of the Franchise Agreements delivered by Sellers to Buyer (or posted by Sellers to the Data Room Web Site).

Section 6.15 Employee Matters. To Seller’s Knowledge, Sellers have not received any notice of violation of any employment laws or regulations with respect to the Hotels, and to Seller’s Knowledge there are no collective bargaining agreements in place at the Hotels other than with respect to the Hilton Fisherman’s Wharf Hotel in San Francisco, CA.

Section 6.16 Hazardous or Toxic Substances To Sellers’ Knowledge, all of the environmental reports in Seller’s possession concerning environmental conditions, Hazardous Substances or Toxic Substances in, on, under or affecting the Property have been delivered to Buyer by Sellers or posted to the Data Room Web Site (the “Environmental Reports”) and are listed on Exhibit “O” attached hereto. Sellers make no representations or warranties whatsoever as to the accuracy of the information in the Environmental Reports (including, without limitation, whether the Environmental Reports are complete with regard to identifying, characterizing the extent of or remediation of Hazardous Substances or Toxic Substances at any Property) or as to the environmental condition of any Property or the compliance thereof with Environmental Laws. Buyer acknowledges that it has hired environmental consultants and counsel to make an independent analysis of information in the Environmental Reports and to make an independent inspection of the Property with respect to environmental conditions. Sellers make no representation or warranty whatsoever with respect to the presence or absence of Hazardous Substances or Toxic Substances located on or under, emanating from or affecting any of the Property or its compliance with, or violation of, any Environmental Laws. As used herein, the terms “Hazardous Substances”, “Toxic Substances” and “Environmental Laws” shall have the meanings given to such terms in Section 7.05 hereof.

Section 6.16 Money Laundering.»

Neither any of the Sellers nor, to Sellers’ Knowledge, any of their respective partners, investors or shareholders or any of their respective affiliates, is in violation of any laws relating to terrorism, money laundering or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Action of 2001, Public Law 107-56 and Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) (the “Executive Order”) (collectively, the “Anti-Money Laundering and Anti-Terrorism Laws”).

Neither any of the Sellers nor, to Sellers’ Knowledge, any of their respective partners, investors or shareholders or any of their respective affiliates, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including, without limitation, those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.

Neither any of the Sellers nor, to Sellers’ Knowledge, any of their respective partners, investors or shareholders or any of their respective affiliates, in any capacity in connection with the sale of the Property (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person included in the lists set forth in the preceding paragraph; (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering and Anti-Terrorism Laws.

Sellers understand and acknowledge that Buyer may become subject to further anti-money laundering regulations, and agree to execute instruments, provide information, or perform any other acts as may reasonably be requested by Buyer, for the purpose of: (i) carrying out due diligence as may be required by applicable law to establish any Seller’s identity and source of funds; (ii) maintaining records of such identities and sources of funds, or verifications or certifications as to the same; and (iii) taking any other actions as may be required to comply with and remain in compliance with anti-money laundering regulations applicable to any Seller.

Neither Sellers, nor, to Sellers’ Knowledge, any person controlling or controlled by any of the Sellers, is a country, territory, individual or entity named on a Government List, and, to Sellers’ Knowledge, the monies used in connection with this Agreement and amounts committed with respect thereto were not and are not derived from any activities that contravene any applicable anti-money laundering or anti bribery laws and regulations (including, without limitation, funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under 18 USC §1956(c)(7)). For purposes of this Agreement, “Government List” means of any of (a) the two lists maintained by the United States Department of Commerce (Denied Persons and Entities), (b) the list maintained by the United States Department of Treasury (Specially Designated Nationals and Blocked Persons) and (c) the two lists maintained by the United States Department of State (Terrorist Organizations and Debarred Parties).

The representations and warranties in this Article 6 shall survive the Closing for a period of one (1) year following the Closing Date.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers as follows:

Section 7.01 Existence and Good Standing.»

Buyer is a limited liability company, and is duly organized, validly existing and in good standing under the laws of the state of its organization.

Section 7.02 Authority.»

Buyer has, and on the Closing Date will have, all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein pursuant to the terms and conditions of this Agreement. All persons or entities required to approve this Agreement pursuant to Buyer’s governance documents have approved this Agreement and certified resolutions evidencing such approval will be delivered to Sellers at Closing.

Section 7.03 No Conflict.»

The execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not conflict with, breach, result in a default under, or violate any commitment, document or instrument to which Buyer is a party or by which it is bound.

Section 7.04 Money Laundering.»

Neither Buyer nor, to Buyer’s Knowledge, any of its partners, investors or shareholders or any of their respective affiliates, is in violation of any Anti-Money Laundering and Anti-Terrorism Laws.

Neither Buyer nor, to Buyer’s Knowledge, any of its partners, investors or shareholders or any of their respective affiliates, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including, without limitation, those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.

Neither Buyer nor, to Buyer’s Knowledge, any of its partners, investors or shareholders or any of their respective affiliates, in any capacity in connection with the purchase of the Property (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person included in the lists set forth in the preceding paragraph; (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering and Anti-Terrorism Laws.

Buyer understands and acknowledges that Sellers may become subject to further anti-money laundering regulations, and agrees to execute instruments, provide information, or perform any other acts as may reasonably be requested by Sellers, for the purpose of: (i) carrying out due diligence as may be required by applicable law to establish Buyer’s identity and source of funds; (ii) maintaining records of such identities and sources of funds, or verifications or certifications as to the same; and (iii) taking any other actions as may be required to comply with and remain in compliance with anti-money laundering regulations applicable to Buyer.

Neither Buyer, nor, to Buyer’s Knowledge, any person controlling or controlled by Buyer, is a country, territory, individual or entity named on a Government List, and, to Buyer’s Knowledge, the monies used in connection with this Agreement and amounts committed with respect thereto were not and are not derived from any activities that contravene any applicable anti-money laundering or anti bribery laws and regulations (including, without limitation, funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under 18 USC §1956(c)(7)).

Section 7.05 AS IS.»

 BUYER EXPRESSLY ACKNOWLEDGES AND AGREES THAT THE PROPERTY IS BEING SOLD TO BUYER AND THAT BUYER AGREES TO PURCHASE AND ACCEPT THE PROPERTY, AND EACH AND EVERY PART AND COMPONENT THEREOF, IN AN “AS IS, WHERE IS” CONDITION AS OF THE CLOSING WITH NO REPRESENTATIONS OR WARRANTIES FROM SELLERS, EITHER EXPRESS OR IMPLIED, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT. BUYER AGREES THAT BUYER IS NOT RELYING UPON, AND HAS NOT RECEIVED OR BEEN GIVEN, ANY REPRESENTATIONS (EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT), STATEMENTS OR WARRANTIES (ORAL OR WRITTEN, IMPLIED OR EXPRESS) OF OR BY ANY OFFICER, EMPLOYEE, AGENT OR REPRESENTATIVE OF SELLERS, OR ANY SALESPERSON OR BROKER (IF ANY) INVOLVED IN THIS TRANSACTION, AS TO THE PROPERTY OR ANY PART OR COMPONENT THEREOF IN ANY RESPECT, INCLUDING, BUT NOT LIMITED TO, ANY REPRESENTATIONS, STATEMENTS OR WARRANTIES AS TO THE PHYSICAL OR ENVIRONMENTAL CONDITION OF THE PROPERTY, THE FITNESS OF THE PROPERTY FOR USE AS A HOTEL, THE FINANCIAL PERFORMANCE OR POTENTIAL OF THE PROPERTY, THE COMPLIANCE OF THE PROPERTY WITH APPLICABLE BUILDING, ZONING, SUBDIVISION, ENVIRONMENTAL, LIFE SAFETY OR LAND USE LAWS, CODES, ORDINANCES, RULES, ORDERS, OR REGULATIONS, OR THE STATE OF REPAIR OF THE PROPERTY, AND BUYER, FOR ITSELF AND ITS HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS, WAIVES ANY RIGHT TO ASSERT ANY CLAIM OR DEMAND AGAINST SELLERS AT LAW OR IN EQUITY RELATING TO ANY SUCH MATTER, WHETHER LATENT OR PATENT, DISCLOSED OR UNDISCLOSED, KNOWN OR UNKNOWN, NOW EXISTING OR HEREAFTER ARISING. EXCEPT TO THE EXTENT SELLERS BREACH THIS AGREEMENT, BUYER AGREES THAT IT SHALL HAVE NO RECOURSE WHATSOEVER AGAINST SELLERS, AT LAW OR IN EQUITY, SHOULD THE SURVEY OR THE TITLE INSURANCE COMMITMENTS OR THE TITLE POLICIES FAIL TO DISCLOSE ANY MATTER AFFECTING THE PROPERTY OR REVEAL ANY SUCH MATTER IN AN INACCURATE, MISLEADING OR INCOMPLETE FASHION OR OTHERWISE BE IN ERROR. BUYER ACKNOWLEDGES THAT IT SHALL REVIEW THE SURVEY AND THE TITLE INSURANCE COMMITMENTS (AS SAME MAY BE MARKED AT CLOSING) AND TO DISCUSS THEIR CONTENTS WITH THE INDEPENDENT CONTRACTORS WHO PREPARED OR ISSUED EACH OF THEM. BUYER ACCORDINGLY AGREES TO LOOK SOLELY TO THE PREPARER OF THE SURVEY AND THE ISSUER OF THE TITLE INSURANCE COMMITMENTS AND TITLE POLICIES FOR ANY CLAIM ARISING OUT OF OR IN CONNECTION WITH SUCH INSTRUMENTS AND HEREBY RELEASES SELLERS FROM ANY SUCH CLAIM (EXCEPT FOR ANY CLAIM THAT SELLERS AGREE TO CURE AS SET FORTH IN THIS AGREEMENT).

Buyer recognizes that the Hotels and Personal Property are not new and that there exists a possibility that the Property is not in compliance with the requirements which would be imposed on a newly constructed hotel by presently effective federal, state and local building, plumbing, electrical, fire, health, handicap, environmental and life safety laws, codes, ordinances, rules, orders and/or regulations (collectively, the “building codes”). The Hotels and other improvements on the Land may contain substances or materials no longer permitted to be used in newly constructed buildings including, without limitation, asbestos or other insulation materials, lead or other paints, wiring, electrical, or plumbing materials and may not contain other materials or equipment required to be installed in a newly constructed building. Buyer has had the opportunity, as set forth in Section 11.04, to conduct such investigations and inspections of the Property as Buyer deemed necessary with respect to all such matters. Buyer agrees to accept and shall accept the Property in an “AS-IS, WHERE IS” condition and at Closing to accept and assume the risk of noncompliance of the Property with all such building codes. Buyer waives any right to excuse or delay performance of its obligations under this Agreement or to assert any claim against Sellers (before or after Closing) arising out of any failure of the Property to comply with any such building codes.

It is specifically understood and agreed by Sellers and Buyer that Sellers do not make, and shall not be deemed to have made, any representation, warranty or covenant with respect to (i) any Environmental Laws that may affect any of the Property or (ii) the presence or absence of any Hazardous or Toxic Substances in, on, above, under or about any of the Property. As used in this Section 7.05, (A) the term “Environmental Laws” means all federal, State and local laws, codes, ordinances, rules, orders and regulations now or hereafter in effect relating to pollution or the protection of the environment, including without limitation, all laws, codes, ordinances, rules, orders and regulations governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge, spill or disposal of any or all Hazardous or Toxic Substances, and (B) the term “Hazardous Substances” or “Toxic Substances” means materials and substances defined as “hazardous substances”, “hazardous wastes”, “toxic substances” or “toxic wastes” in (I) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601-9675, as amended by the Superfund Amendments and Reauthorization Act of 1988, and any further amendments thereto and rules, orders and regulations thereunder; (II) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6992, as amended by the Hazardous and Solid Waste Amendments of 1984, and any further amendments thereto and rules, orders and regulations thereunder; or (III) any other Environmental Laws.

It is understood and agreed by Sellers and Buyer that in the event of any conflict between the terms and provisions of this Section 7.05 and any other term or provision of this Agreement, the relevant term or provision of this Section 7.05 shall control and govern. The provisions of this Section 7.04 shall survive Closing.

ARTICLE VIII

REMEDIES»

Section 8.01 Sellers’ Remedies.»

If Buyer defaults under any provision of this Agreement before the Closing, Buyer and Sellers agree that the damages that Sellers will sustain as a result thereof will be substantial, but the actual damages will be difficult or impossible to ascertain. Accordingly, Buyer and Sellers agree that, in the event of Buyer’s default, Sellers may, as their sole and exclusive remedies, terminate this Agreement by written notice to Buyer in which event Sellers shall receive the Deposit as liquidated damages for such default, the amount of which Deposit Buyer and Sellers agree is not punitive or a penalty but is just, fair and reasonable, and the Escrow Agent shall immediately pay the Deposit to Sellers.

Section 8.02 Buyer’s Remedies.»

In the event of a default hereunder on the part of any Seller before Closing, or if there shall be an inaccuracy or breach of any representation or warranty contained (or deemed contained) in Article VI of this Agreement made as of the Effective Date or as of the Closing Date as if then made, Buyer’s sole and exclusive remedies hereunder shall be either: (1) the right to terminate this Agreement and receive a return of the full amount of the Deposit, plus interest thereon, or (2) the right to seek specific performance hereof, provided that Buyer must file a suit for specific performance in the appropriate jurisdiction within ninety (90) days from the date of such default by such Seller.

The parties waive all damages and remedies for defaults prior to Closing except as provided in this Agreement. Following Closing, RFS Partnership, L.P., shall be liable for obligations of Wharf Associates that survive Closing pursuant to the terms of this Agreement; provided, however, that, following Closing, Wharf Associates shall only be liable for its own obligations that survive Closing pursuant to the terms of this Agreement and shall not be liable for the obligations of RFS Partnership, L.P., or any other Seller. All Sellers shall be jointly and severally liable for any and all obligations of any Seller or all Sellers under this Agreement.

Section 8.03 Post-Closing Matters.»

Notwithstanding the terms and provisions of Sections 8.01 and 8.02 or any other term or provision of this Agreement, Sellers and Buyer shall each retain the right to seek and obtain relief for events occurring, or the breach of any representation and warranty discovered, after the Closing Date provided that: (a) this transaction in fact closes; (b) the obligations for which relief is sought are obligations which by their express terms are to survive Closing or which by their express terms are to performed following Closing (including any indemnities hereunder, if any); and (c) such relief shall be limited to a suit for monetary damages, unless expressly otherwise provided in this Agreement. Except for obligations which by their express terms are to survive Closing or which by their express terms are to be performed following Closing, the terms and provisions of this Agreement shall not survive the Closing and shall merge into the Deeds from Sellers to Buyer. The provisions of this Section 8.03 shall survive Closing.

ARTICLE IX

CONDITIONS

Section 9.01 Sellers’ Obligation.»

In addition to any other conditions precedent for the benefit of Sellers expressly set forth in this Agreement, the obligation of Sellers to perform this Agreement is subject to the following conditions unless waived in writing by Sellers:

(a) The representations and warranties of Buyer in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date.

(b) Each of the documents referred to in Article X hereof to be executed and delivered by Buyer shall have been fully executed and delivered as contemplated hereby.

(c) Buyer shall have performed all obligations required to be performed by it under this Agreement on or prior to the Closing Date.

Section 9.02 Buyer’s Obligation.»

In addition to any other conditions precedent for the benefit of Buyer expressly set forth in this Agreement, the obligation of Buyer to perform this Agreement is subject to the following conditions unless waived in writing by Buyer:

(a) The representations and warranties of Sellers in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date, subject to matters or circumstances of which Buyer becomes aware prior to Closing and does not provide written notice thereof to Seller on or prior to the Closing Date; it being understood and agreed by Buyer and Seller that upon closing of the transactions contemplated herein, Buyer shall be deemed to have waived any violation by Seller of any representations or warranties hereunder of which Buyer had knowledge prior to the Closing.

(b) Buyer shall have received written waiver of any right of first refusal or right of first offer in a form reasonably acceptable to the Title Company (if such right of first refusal or right of first offer would otherwise be an exception to the Title Policies) and in recordable form, (if the document containing such right of first refusal or right of first offer was itself recorded) to purchase any Land and Hotel held by any Franchisor or Manager and of any other Purchase Rights held by or for the benefit of any other party.

(c) Each of the documents referred to in Article X hereof to be executed and delivered by any of the Sellers and/or Operating Tenants shall have been fully executed and delivered as contemplated hereby.

(d) The Title Company shall be in a position to “mark up” the Title Commitments or deliver the Title Policies to Buyer for the Land and Hotels, in either case in conformance with the provisions of Article XI hereof.

(e) Sellers shall have performed all obligations required to be performed by them under this Agreement on or prior to the Closing Date.

(f) No Material Change in Condition shall have occurred with respect to the Property during the period from the Effective Date through and including the Closing Date. As used herein, the term “Material Change in Condition” means any change in the condition of any of the Hotels and the Land on which the same are located, or any of the Personal Property, from the condition the same was in on the Effective Date, reasonable wear and tear, to the extent permitted by this Agreement, casualty and taking excepted, that would require the expenditure of (i) $1,000,000 or more with respect to any individual Hotel or parcel of the Land on which such Hotel is located, or any of the Personal Property, or (ii) $2,000,000 or more with respect to all of the Hotels and the Land on which the same are located and all of the Personal Property in the aggregate, to restore, repair, replace, remediate or otherwise cure (the “Material Change Threshold”), unless Sellers credit Buyer at Closing an amount equal to the amount by which the cost to repair, replace, remediate or otherwise cure the Material Change in Condition exceeds the Material Change Threshold.

ARTICLE X

CLOSING DELIVERIES

Section 10.01 Documents and Instruments To Be Delivered At or Before Closing.»

At Closing, Sellers (and/or Operating Tenant) and Buyer shall execute and deliver to each other or the Escrow Agent, as the parties may agree, the following documents and instruments:

(a) Sellers shall execute and deliver to Buyer the Deeds.

(b) Each Seller and/or Operating Tenant and Buyer shall execute and deliver to each other a Bill of Sale (Personal Property).

(c) Each Seller and/or Operating Tenant and Buyer shall execute and deliver to each other counterparts of an Assignment and Assumption of Intangible Property.

(d) Each Seller and/or Operating Tenant and Buyer shall execute and deliver to each other counterparts of an Assignment and Assumption of Operating Agreements.

(e) The Hotel Rex Operating Tenant and Buyer shall execute and deliver to each other counterparts of an Assignment and Assumption of Hotel Rex Management Agreement, if permitted pursuant to Section 1.06(d) hereof.

(f) Sellers shall deliver written evidence of termination of the Management Agreements, subject, however, to the Sellers’ right to assign the Hotel Rex Management Agreement pursuant to Section 1.06(d) hereof.

(g) Subject to the provisions of Section 1.05, Sellers shall deliver written evidence of termination of the Franchise Agreements.

(h) Each of Sellers and Buyer shall deliver a certificate reaffirming the truth and accuracy of its representations and warranties as if made on and as of the Closing Date and such representations and warranties shall be deemed remade as of the Closing Date, subject to the provisions of Section 9.02(a) hereof.

(i) Sellers shall deliver possession of the Property to Buyer, together with all keys, including, without limitation, keys for all security systems, rooms and offices.

(j) Sellers shall deliver an estoppel certificate from those tenants under space leases listed in Exhibit “H” attached hereto, who are obligated to provide such estoppels pursuant to the terms of each such applicable space lease, and/or as otherwise required under Exhibit “M” attached hereto, containing such information as is required thereunder, dated no earlier than thirty (30) days prior to the Closing Date.

(k) Sellers shall deliver, or shall have delivered prior to the Closing Date, any instruments required under Exhibit “M” attached hereto to cure any of the title and survey defects therein specified, all of which shall be in form and substance reasonably satisfactory to the title Company.

(l) Sellers and Buyer shall execute a closing statement.

(m) Each Seller shall execute and deliver, at Closing, a so-called “Non-Foreign Affidavit” (pursuant to Section 1445 of the Internal Revenue Code).

(n) If applicable and customary, each Seller of any Land and Hotel located in California shall execute and deliver to Escrow Agent a Real Estate Withholding Certificates (Form 593-C) and such other documents as are required by local custom and practice in the states, counties and municipalities of California and South Carolina wherein any of the Property is located.

(o) Sellers shall deliver written evidence of termination of the Operating Agreements listed on Exhibit “N” attached hereto.

(p)  Buyer shall complete and deliver at Closing a Form 1099 as required by the Internal Revenue Code.

(q) Buyer and Sellers shall execute such other affidavits, authorizing resolutions, and documents as may be reasonably required by the Title Company to effectuate the transactions contemplated by this Agreement and to induce the Title Company to insure title to the Hotels and the Land on which the same are located as described herein, including authorizing consent or resolutions and, in the case of Sellers, mechanics’ liens and parties in possession affidavits and a “gap indemnity” to the extent customary in each applicable jurisdiction.

ARTICLE XI

TITLE TO REAL PROPERTY

Section 11.01 Title Insurance Commitments.»

Prior to the execution of this Agreement, Sellers obtained the Title Insurance Commitments and delivered the same to Buyer. Buyer hereby acknowledges that Buyer has approved the Title Insurance Commitments and has accepted the Title Insurance Commitments as so delivered to Buyer as evidence of the status of Sellers’ title to the Hotels and Land. It is understood and agreed by Buyer and Sellers that, notwithstanding any other term or provision of this Agreement to the contrary, Sellers shall have no obligation to pay for any endorsements to the Title Policies and, if desired or required by Buyer, the premiums and costs of such endorsements shall be at Buyer’s sole cost and expense. If Buyer defaults under this Agreement or terminates this Agreement for any reason hereunder (other than a default by any of the Sellers), then Buyer shall pay any and all search and examination fees, cancellation fees and other costs or charges assessed in connection with the services of the title insurer, the cancellation of the Title Insurance Commitments or the non-issuance of the Title Policies. The foregoing sentence shall survive any termination of this Agreement by Buyer (other than by reason of a default by any of the Sellers). Upon Buyer’s selection of a lender, Buyer shall notify Seller whether such lender requires co-title insurance with respect to the transactions contemplated herein, and what such requirements are, if any. Buyer acknowledges and agrees that (i) Buyer shall be responsible for all additional costs, fees and premiums resulting from its election to have the Title Policies co-insured, (ii) such co-insurer shall be a nationally-recognized title insurance company, and (iii) Buyer shall not have the right to extend the Closing Date in order to accommodate the lender’s co-insurance requirements.

Section 11.02 Title Defects.»

Prior to the execution of this Agreement, Buyer has objected to, and Sellers have agreed to cure, those title matters, if any, set forth on Exhibit “M” attached hereto and by this reference incorporated herein (the “Title Defects”). Sellers shall have thirty (30) days from the Effective Date to cure any such Title Defects except for monetary liens and encumbrances which may be paid at Closing. If Sellers fail to cure any of the Title Defects (other than monetary liens and encumbrances, which Sellers shall be obligated to cure at Closing), Buyer’s sole and exclusive remedy shall be to either (i) terminate this Agreement by written notice to Sellers given on or before the Closing Date without recourse against Sellers and to obtain a refund of the Deposit from the Escrow Agent, or (ii) to accept title to the Land and Hotels in their then condition without reduction of the Purchase Price or reservation of any claim against Sellers.

Section 11.03 Survey.»

Prior to the execution of this Agreement, Sellers have provided Buyer with copies of any surveys of the Land which Sellers have in their possession or control. Prior to the execution of this Agreement, Buyer has obtained and provided Sellers and Title Company with a copy of, Surveys of the Hotels and Land prepared by a licensed surveyor in the state in which the Hotel which is the subject of the Survey is located and otherwise meeting the ALTA requirements and standards. Prior to the execution of this Agreement, Buyer has objected to, and Sellers have agreed to cure, those survey matters, if any, set forth on Exhibit “M” attached hereto and by this reference incorporated herein (the “Survey Defects”). Sellers shall have thirty (30) days from the Effective Date to cure any such Survey Defects. If Sellers fail to cure any of the Survey Defects, Buyer’s sole and exclusive remedy shall be to either (i) terminate this Agreement by written notice to Sellers given on or before the Closing Date without recourse against Sellers and to obtain a refund of the Deposit from the Escrow Agent, or (ii) to accept the condition of the Land and Hotels in their then condition without reduction of the Purchase Price or reservation of any claim against Sellers.

Section 11.04 Access to Property; Due Diligence.»

Buyer acknowledges that prior to the Effective Date, Buyer has had the opportunity to inspect and conduct a full inspection and investigation of the Property and, subject to the provisions of Section 9.02(f) hereof, accepts the condition of the Property in its “AS IS”“WHERE IS” condition and acknowledges that Buyer has no right to terminate this Agreement except as otherwise expressly provided in this Agreement.

ARTICLE XII

THE CLOSING

Section 12.01 Time and Place.»

Subject to the conditions in Article IX, and the casualty and condemnation provisions in Article XIII, the Closing shall take place on the Closing Date at 10:00 a.m. (local time) at the office of the Escrow Agent, or at such other date, place and time as Buyer and Sellers may mutually agree upon in writing. At the request of either party, Buyer and Sellers shall reasonably cooperate to accomplish this Closing “by mail.” Buyer shall take possession of the Property effective as of the Closing Date.

Section 12.02 Payment of Purchase Price.»

At the Closing, Buyer shall deliver by wire transfer of good funds the balance of the Purchase Price (subject to adjustments and/or prorations provided in this Agreement) to the Escrow Agent no later that 12:00 p.m. (Eastern Time) on the Closing Date (or such later time as the final Closing Statement has been agreed upon by the parties). The Deposit and the balance of the Purchase Price (as adjusted) shall be paid to each of the Sellers, in such amounts as directed by the Sellers, by the Escrow Agent by wire transfer of good funds to such bank accounts specified by Sellers after delivery of the closing documents by Sellers to the Title Company but before recordation of the Deeds or any other instrument all as more particularly set forth in the escrow closing instructions of Sellers and Buyer. With respect to the transfer of the Land and Hotels located in California, the Escrow Agent shall be responsible for withholding any taxes due from the applicable Sellers on account of such transfers, based on the Real Estate Withholding Certificates (Form 593-C) delivered by such Sellers at Closing if applicable, and remitting same to the California Franchise Tax Board. Funds representing the Deposit and funds representing the balance of the Purchase Price shall be wired to Sellers’ bank accounts no later than 5:00 P.M. (Eastern Time) on the Closing Date (or such later time as the final Closing Statement has been agreed upon by the parties).

Section 12.03 Closing Costs.»

(a)  Sellers shall pay the following costs and expenses at Closing:

(1) Sellers’ prorated share of real estate and tangible personal property taxes, rents or assessments as set forth in this Agreement.

(2) The cost of issuing the Title Insurance Commitments and the premium for issuance of the Title Policies for the Doubletree Del Mar Hotel and the Beverly Heritage Hotel.

(3) Sellers’ own legal expenses.

(4) One-half of the closing fee and/or settlement fee charged by the Escrow Agent with respect to the Doubletree Del Mar Hotel and the Holiday Inn, Columbia, SC Hotel, and all of the closing fee and/or settlement fee charged by the Escrow Agent with respect to the Beverly Heritage Hotel.

(5) Any transfer taxes or stamp taxes pertaining to the transfer of the Property from Sellers to Buyer.

(6) All costs of satisfying in full any existing debt secured by the Property and removing any monetary encumbrances from the Title Policies.

(7) Sellers shall pay the Broker fees.

(8) All Management Termination Fees.

(9) Any and all other costs and expenses expressly allocated to Sellers under this Agreement or customarily payable by sellers in the jurisdictions where the Property is located.

(b) Buyer shall pay the following costs and expenses at Closing:

(1) Costs of transferring, terminating or canceling any Operating Agreements.

(2) Costs of recording the Deeds and any other transfer documents requiring recordation.

(3) The cost of issuing the Title Insurance Commitments and the premium for issuance of the Title Policies for the Holiday Inn Columbia, SC Hotel, the Hotel Rex and the Fisherman’s Wharf Hotel, and any fees or additional premiums charged with respect to any of the Hotels in connection with any co-insurance requested by Buyer pursuant to Article 11.

(4) All premiums and costs for issuing any endorsements or additional coverage to the Title Policy and any title insurance premium or cost (including endorsements and additional coverage with respect thereto) related to Buyer’s financing.

(5) Any indebtedness or mortgage related taxes and recording or other fees relating to any mortgage, deed of trust or other security instrument executed by Buyer.

(6) Costs of supplying tax certificates to the Title Company, if and to the extent applicable.

(7) All fees, costs and expenses incurred with respect to any purchase money financing.

(8) Buyer’s prorated share of all real estate and tangible personal property taxes, rents, or assessments as set forth in this Agreement.

(9) Buyer’s own legal expenses.

(10) One-half of the closing fee and/or settlement fee charged by the Escrow Agent with respect to the Doubletree Del Mar Hotel and the Holiday Inn, Columbia, SC Hotel, and all of the closing fee and/or settlement fee charged by the Escrow Agent with respect to the Hotel Rex and the Fisherman’s Wharf Hotel.

(11) The cost of preparing the Surveys.

(12) Any UCC searches.

(13) Any costs or expenses incurred by Buyer in connection with its inspections and due diligence preformed on the Property.

(14) All Franchise Agreement termination fees or liquidated damages, as applicable, pursuant to Section 1.05 hereof.

(15) Any and all other costs and expenses expressly allocated to Buyer under this Agreement or customarily payable by buyers in the jurisdictions where the Property is located.

Section 12.04 Revenue and Expense Prorations.»

Pursuant to Article IV, Sellers and Buyer will make appropriate apportionments and prorations of expenses, rents, taxes and revenues and settle them by appropriate credits on the Closing Statement or pursuant to the Operations Settlement, as the case may be.

Section 12.05 Closing Documents.»

At the Closing, Buyer and Sellers shall also execute and deliver such documents as are specified or contemplated by this Agreement, including, but not limited to, those required by Sections 4.01 and 10.01.

ARTICLE XIII

INSURANCE, CONDEMNATION AND CASUALTY

Section 13.01 Insurance.»

All Sellers’ insurance policies, including, without limitation, fire and any additional hazard insurance, shall be cancelled by Sellers as of the Transfer Time, and any refunded premiums shall be retained by Sellers. Buyer will be responsible for acquiring and placing its own insurance in force from and after the Transfer Time.

Section 13.02 Condemnation and Casualty.

(a) If, before the Closing, any Seller receives notice that any Hotel or Hotels and any parcel or parcels comprising the Land are to be wholly condemned, or to be condemned in such substantial part that the value of the portion of the Hotels and Land so condemned exceeds Twelve Million and No/100 Dollars ($12,000,000.00), or if one or more of the Hotels is wholly or partially destroyed by fire or other casualty, or if so much of the Hotels is damaged by fire or other casualty to the extent that the cost of repairing such damage shall exceed Twelve Million and No/100 Dollars ($12,000,000.00) as determined by the casualty insurer(s) insuring the Hotels, then, in any such event, Buyer and each of the Sellers shall each have the right to terminate this Agreement by delivering notice of termination in writing to the other party within thirty (30) days after the receipt of notice of such condemnation or casualty (but not later than the Closing Date) (which notice will, to the extent then known, contain the amount of compensation offered for such condemnation or the amount of insurance proceeds offered to be paid on account of such casualty, as the case may be) and upon giving such notice of termination the Deposit shall be returned by the Escrow Agent to Buyer, and Sellers and Buyer shall each be released and discharged from any further obligation to each other hereunder except for those which expressly survive the termination of this Agreement; provided, however, that if neither Buyer nor Sellers elects to terminate this Agreement, the purchase contemplated herein shall be consummated without reduction of the Purchase Price, within the later of (i) fifteen (15) days after the expiration of such thirty (30) day period or (ii) the Closing Date, but Buyer shall be entitled to all proceeds of fire or other casualty insurance or condemnation (other than proceeds relating to business interruption or loss for periods prior to the Transfer Time), Buyer shall receive a credit to the Purchase Price for any deductibles with respect to any insurance proceeds and Sellers shall have no responsibility for the restoration and repair of the Property.»

(b) If, before the Closing, any one or more Hotel is damaged by fire or other casualty to the extent that the cost of repairing or restoring the same shall be less than an amount equal to Twelve Million and No/100 Dollars ($12,000,000.00), or if any Seller receives notice that any Hotel and/or Land is to be partially condemned but that the value of the Land and Hotels to be condemned does not exceed Twelve Million and No/100 Dollars ($12,000,000.00), then, and in any such event, the Closing shall proceed as scheduled and Sellers shall assign to Buyer the proceeds (excluding proceeds for business interruption or loss for periods prior to the Transfer Time) of any casualty insurance or any condemnation award, as the case may be, Buyer shall receive a credit to the Purchase Price for any deductibles with respect to any insurance proceeds and Sellers shall have no responsibility for restoration or repair of the Property.

ARTICLE XIV

MISCELLANEOUS COVENANTS AND PROVISIONS

Section 14.01 Assignment; Successors and Assigns.»

Except as otherwise provided in this Section 14.01, neither this Agreement nor any right or interest herein may be assigned by Buyer without the prior written approval of Sellers. Notwithstanding anything to the contrary, (i) Buyer shall have the right to designate one or more of the Permitted Assignees to take title to any of the Property without obtaining Sellers’ consent, provided that Buyer gives written notice of such designation to Sellers so that all applicable transfer documents may be properly prepared prior to the Closing, and (ii) Buyer may assign all or any portions of this Agreement to one or more Permitted Assignees without obtaining Sellers’ consent; provided that (1) such Permitted Assignee(s) assumes in writing all of Buyer’s applicable obligations and liabilities hereunder, (2) a copy of the assignment and assumption of this Agreement is provided to Sellers promptly following execution thereof and (3) Buyer shall not be released from any of its obligations to Sellers hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

Section 14.02 Counterparts.»

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Section 14.03 Waiver.»

No failure or delay in acting by any party to this Agreement shall be deemed a waiver of such party’s rights. Any waiver of rights or remedies shall be required to be signed by the party charged with the waiver in order for such waiver to be effective.

Section 14.04 Amendments.»

This Agreement may be modified or amended only by the written consent of Sellers and Buyer.

Section 14.05 Further Agreements.»

Each party agrees that it will execute and deliver to the other party any additional documents, agreements or instruments necessary or reasonable to give effect to this Agreement or any provision hereof.

Section 14.06 Attorneys’ Fees.»

In the event that any party is required to retain the services of an attorney to enforce or otherwise litigate or defend any matter or claim arising out of or in connection with this Agreement, then the prevailing party shall be entitled to its reasonable attorneys’ fees from the non-prevailing party.

Section 14.07 Entire Agreement.»

This Agreement sets forth all the promises, representations, agreements, conditions and understandings relative to the transactions set forth herein, and neither Sellers nor Buyer are relying upon any promises, representations, agreements, conditions or understandings, either oral or written, (which are hereby superseded in their entirety) other than those expressed in this Agreement.

Section 14.08 Brokers and Finders.»

Sellers and Buyer each represent and warrant to the other that it has not employed, retained or consulted any broker, agent or other finder with respect to the Property or in carrying on negotiations relative to this Agreement, except as provided for in this Section 14.08, and Sellers and Buyer shall indemnify and hold the other harmless from and against any and all claims, demands, causes of action, debts, liabilities, judgments and damages (including costs and reasonable attorneys’ fees incurred in connection with the enforcement of this indemnity) which may be asserted or recovered against the other on account of any brokerage fee, commission, or other compensation arising in breach of this representation and warranty. Sellers and Buyer hereby acknowledge that Broker, a licensed real estate broker involved in the negotiation of the transactions contemplated herein, shall be paid a sales commission by Sellers at Closing if, and only if, the transactions contemplated by this Agreement are closed and consummated.

Section 14.09 Notices.»

All notices, demands and requests required, permitted or given pursuant to the provisions of this Agreement shall be in writing, and either hand delivered in person or delivered by certified mail, postage prepaid, return receipt requested, or by Federal Express or other similar overnight courier service, addressed as follows:

If to Buyer:	Pyramid Hotel Opportunity Venture LLC
c/o Pyramid Advisors LLC
c/o Pyramid/Contrarian Investment LLC 1071 Camelback Street, Suite 111 Newport Beach, California 92660 Attention: William D. Booth, Jr. Fax: 949-720-9123 wdbooth@aol.com with a copy to:

One Post Office Square, Suite 3100 Boston, MA 02109 Attention: Mr. Warren Q. Fields Fax: 617-946-2040 wfields@pyramidadvisors.com and:

Goulston & Storrs, P.C.400 Atlantic Avenue Boston, MA 02110 Attention: Harold Stahler, Esq. Fax: 617-574-7642 hstahler@goulstonstorrs.com and:

Michael Quinn - Executive Director Morgan Stanley, US RE Investing Division 1585 Broadway, Floor 37 New York, NY 10036 Fax: 212-507-4175 Michael.Quinn@morganstanley.com

If to Sellers
CNL Hotels & Resorts, Inc.
CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801-3336
Attention: Marcel Verbaas, Senior Vice President and Chief Investment Officer
Fax: (407) 650-1085
Mverbaas@cnl.com

with a copy to:

Lowndes, Drosdick, Doster, Kantor & Reed, P.A. 215 N. Eola Drive Orlando, Florida 32802-2809 Attention: Richard J. Fildes 407-650-1085 Rich.Fildes@lowndes-law.com

Any notice, demand or request which shall be served upon any of the parties in the manner aforesaid shall be deemed sufficiently given (i) upon being hand delivered in person, or (ii) upon being transmitted by facsimile transmission provided a copy is sent pursuant to (iii) the following business day, or (iii) upon being deposited with Federal Express or other similar overnight courier service; provided, however, the time period in which any response to such notice, demand or request must be given shall commence on the date of actual delivery of the notice, demand or request to the address to which it is sent (rather than delivery to the specific addressee). Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as provided below shall be deemed delivery of the notice, demand or request sent. The addresses given above may be changed by any party by prior notice to all other parties given in the manner provided herein.

Section 14.10 Section Headings; Interpretation.»

The section headings of this Agreement are for reference only and shall not be used to construe or interpret this Agreement. All terms and words used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. If any term or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held legally invalid or unenforceable, the remainder of this Agreement, and the application of such terms or conditions to persons or circumstances other than those as to which it is held legally invalid or unenforceable, shall not be affected thereby and each term and condition of this Agreement shall be valid to the fullest extent permitted by law.

Section 14.11 Governing Law.»

This Agreement shall be governed by the laws of the state of Florida; provided, however, that with respect to matters that relate to a specific portion of the Property, then this Agreement shall be governed by the laws of the state where such Property is located.

Section 14.12 Disclosure of Confidential Information/ Public Announcements/ Communication with Governmental Authorities/ Communication with Employees. »

(a) The parties hereto acknowledge and agree that the existence of this Agreement, the terms of this Agreement and any other information disclosed in the due diligence materials delivered to or produced by Buyer or any other documents, materials, data or other information with respect to the Property which is not generally known to the public (the "Confidential Information") shall in all respects remain confidential and shall not be disclosed by the Buyer except as provided herein. Buyer may disclose Confidential Information to officers, directors, employees, attorneys, accountants, consultants, lenders, financial advisors, partners, investors prospective tenants and purchasers (collectively, “Representatives”), who in the reasonable business judgment of such party, need to know the Confidential Information for the purpose of evaluating the transactions contemplated by this Agreement, or in connection with any litigation between Buyer and Sellers arising under the transactions contemplated by this Agreement. Buyer will inform its Representatives of its confidentiality obligations under this Agreement, and such Representatives shall agree to be bound by the terms and conditions of this Agreement, before Buyer may disclose any Confidential Information to its Representatives; provided, however, any such prospective tenants and purchasers shall not have a right or license to access or inspect the Property or to contact the Manager or any of the Hotel employees. The disclosure of any Confidential Information by any Representative in breach of this Agreement will constitute a breach of this Agreement by Buyer, for which Buyer will be liable. If Buyer or any of its Representatives is required by any subpoena, interrogatories, request for production, or other legal process or by any applicable law or regulation to disclose any Confidential Information, Buyer will give (to the extent not prohibited by law) Sellers prompt written notice of the requirement and will cooperate with the Sellers so that Sellers, at their expense, may seek an appropriate protective order. In the absence of a protective order, Buyer and its Representatives may disclose only such Confidential Information as may in Buyer's reasonable opinion, be necessary to avoid any penalty, sanction, or other material adverse consequence, and Buyer will use commercially reasonable efforts to secure confidential treatment of any Confidential Information so disclosed.

(b) Notwithstanding the foregoing, any party hereto shall have the right to make a public announcement regarding the transaction described in this Agreement, provided, however, that, prior to and as a condition precedent to such public announcement, all other parties hereto shall approve the timing, form and substance of any such public announcement, except if a party hereto is required to make a public announcement under any securities law, the party making such public announcement may do so only after having provided the other party with a copy of such public announcement and only as long as such public announcement is made in strict accordance with the applicable law requiring such public announcement be made. Any public announcement made on the Effective Date (or the next business day) shall have been agreed to by the parties as to its form and content prior to the parties executing this Agreement.

(c) Without limiting the generality of the provisions in subsection (a) above, Buyer shall not, through its officers, employees, managers, contractors, consultants, agents, representatives or any other person (including, without limitation, Buyer’s third party consultants), directly or indirectly, communicate with any governmental authority or any official, employee or representative thereof, involving any matter with respect to the Property without the Sellers’ prior written consent, which consent shall not be unreasonably withheld, unless such communication is arranged by the Sellers. Notwithstanding the foregoing, Buyer and its representatives and consultants shall have the right to review building department, health department and other local governmental authority records with respect to the Property and the operation of the Hotels and request written or verbal confirmation of zoning and any other compliance by the Land or Hotels with any applicable laws, without any requirement to obtain the consent of the Sellers. Notwithstanding the foregoing, Buyer shall have the right to communicate with the applicable governmental authority in connection with the issuance of any liquor licenses required for the sale of liquor at the Hotels, and any and all other permits or licenses required to be transferred or applied for in connection with the sale of the Hotels, all without the prior consent of the Sellers; provided, however, that (i) Buyer shall provide Sellers with regular updates regarding the progress of any and all such communications; and (ii) no inspections of the Hotels by the applicable governmental authorities shall occur unless a representative of the Sellers is present during such inspections.

(c) Communication with Employees. Without limiting the generality of the provisions in subsection (a) above, Buyer shall not, through its officers, employees, managers, contractors, consultants, agents, representatives or any other person (including, without limitation, Buyer’s third party consultants), directly or indirectly, communicate with any Employees or any person representing any Employees involving any matter with respect to the Property, the Employees or this Agreement, without the prior written consent of Sellers and Managers, which consent may be withheld in the sole discretion of Sellers and Managers, unless such communication is arranged by the Sellers and/or Managers. Buyer shall not, through its officers, employees, managers, contractors, consultants, agents, representatives or any other person (including, without limitation, Buyer’s third party consultants), cause Sellers to be in violation of any Management Agreement with respect to contact or communication with any Employees. Notwithstanding the foregoing, the Sellers shall reasonably cooperate with Buyer in order to arrange communications, pursuant to a schedule to be reasonably agreed upon by the parties in order to allow Buyer to interview the Employees for possible continued employment, and Buyer shall apprise the Sellers from time to time as to its plans for communicating with such Employees, and to complete such communications in advance of the Closing.

Section 14.13 Manager Deliverables. Sellers shall use commercially reasonable efforts to cause the Managers to deliver, on or prior to the Closing Date, a complete list of (i) all gift certificates issued with respect to the Property that are outstanding as of the Closing Date and (ii) all bookings and reservations for guest, conference, meeting and banquet rooms or other facilities at the Property that are outstanding as of the Closing Date.

Section 14.14 Non-Solicitation.»

After the Closing, Sellers and their affiliates shall not solicit for employment any employees of any of the Hotels to which Buyer (or its manager(s)) has offered employment contemporaneously with the Closing; provided, however, a general solicitation by Sellers or any of their affiliates of any such employees for employment with Sellers made in connection with a specific market or industry-wide solicitation for employment shall not be a violation of this Section 14.13.

Section 14.15 Mutual Indemnity for Third Party Personal Injury and Property Damage Claims.

(a)  Sellers’ Indemnity. Sellers agree to indemnify, defend and hold harmless Buyer of and from all liabilities, losses, damages, costs or expenses (including, without limitation, court costs and reasonable attorneys’ fees) which Buyer may suffer or incur by reason of any act occurring, or cause of action accruing, on or prior to the Closing Date and arising from any personal injury or property damage suffered by any third party at or on the Property on or prior to the Closing Date, including, without limitation, any claims by employees of any of the Sellers, Operating Tenants or Managers.

(b)  Buyer’s Indemnity. Buyer agrees to indemnify, defend and hold harmless Sellers of and from all liabilities, losses, damages, costs or expenses (including, without limitation, court costs and reasonable attorneys’ fees) which Sellers may suffer or incur by reason of any act occurring, or cause of action accruing, after the Closing Date and arising from any personal injury or property damage suffered by any third party at or on the Property after the Closing Date, including, without limitation, any claims by employees of Buyer.

Section 14.16Time of Essence.»

Time is of the essence of this Agreement and each term and provision hereof; provided, however (unless specifically provided to the contrary elsewhere in this Agreement), when the date by which any action, event or condition is to occur or any notice or other communication is to be given falls on a Saturday, Sunday or legal holiday, the date by which such action, event or condition is to occur or such notice or other communication is to be given shall be automatically extended to the business day immediately succeeding such Saturday, Sunday or legal holiday.

SIGNATURES ON FOLLOWING PAGES

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first above written.

BUYER:

PYRAMID HOTEL OPPORTUNITY VENTURE LLC, a Delaware limited liability company By: Pyramid/Contrarian Managing Member LLC, its Managing Memeber LLC, its

By: /s/ William Booth
Name: William D. Booth, Jr.
Its: Manager

Date Executed: July 1, 2005

SELLERS:

RFS PARTNERSHIP, L.P.,
a Tennessee limited partnership

By: CNL ROSE GP CORP.,
a Delaware corporation
its sole general partner

By: /s/ Marcel Verbaas____________________________________________________
Name: Marcel Verbaas
Title: Senior Vice President

Date Executed: July 5, 2005

ROSE SPE 1, LP,
a Delaware limited partnership

By: ROSE SPE 1 GP, LLC,
a Delaware limited liability company,
its sole general partner

By: /s/ Marcel Verbaas____________________________________________________
Name: Marcel Verbaas
Title: Senior Vice President

Date Executed: July 5, 2005

WHARF ASSOCIATES,
a California general partnership,

By: RFS FINANCING
PARTNERSHIP II, L.P.,
a Tennessee limited partnership,
as managing partner

By: RFS WHARF
PROPERTY CORPORATION,
a Tennessee corporation, as general partner

By: /s/ Marcel Verbaas____________________________________________________
Name: Marcel Verbaas
Title: Senior Vice President

Date Executed: July 5, 2005

For Purposes of Acknowledging and Agreeing only to the provisions of Section 2.04 of this Agreement: ESCROW AGENT:

THE TALON GROUP, a division of First American Title Insurance Company

By: /s/ Keren Baki
Name: Keren Baki
Title: Commercial Closing Operations Supervisor

Date Executed: July 5, 2005

EXHIBIT “A”

Legal Descriptions of Land

See A-1, A-2, A-3, A-4 and A-5 attached.

EXHIBIT A-1

LEGAL DESCRIPTION

Beverly Heritage, Milpitas / San Jose 1820 Barber Lane Milpitas, CA 95035 Santa Clara County

Parcel One:

Parcel A as shown on the Parcel Map filed for record July 17, 1979 in Book 445 of Maps, Pages 47 and 48, Santa Clara County Records.

Parcel Two:

An easement for ingress and egress as granted in the Deed recorded July 7, 1981 in Book G196, Page 5 of Official Records, described as follows:

Said easement being a portion of that certain 7.806 acre parcel of land labeled “Parcel B” on the above described Parcel Map and being described as follows:

A strip of land of the uniform width of 15 feet measured at right angles lying contiguous to and Westerly of the Easterly boundary line of said “Parcel B” and extending Southerly along the Easterly Boundary line of Parcel B, 256.51 feet from the Southerly boundary line of Barber Lane (60 feet wide) to the terminus of common ingress/egress easement benefiting Parcels A, B and C as shown on the above mentioned Parcel Map, said point being the terminus of the herein described easement.

APN: 086-03-018

EXHIBIT A-2

LEGAL DESCRIPTION

San Diego Del Mar (Doubletree)
11915 El Camino Real
San Diego, CA 92130
San Diego County

Real property in the City of San Diego, County of San Diego, State of California, described as follows:

Parcel A:

Parcel 1 of Parcel Map No. 18098, in the City of San Diego, County of San Diego, State of California, filed in the Office of the County Recorder of San Diego County, August 25, 1998 as File No. 1998-0541314 of Official Records.

Parcel B:

A non-exclusive easement for vehicular and pedestrian ingress, egress and circulation purposes over, along and across that portion of Parcel 4 of Parcel Map No. 15957, in the City of San Diego, County of San Diego, State of California, filed in the Office of the County Recorder of San Diego County, on January 17, 1990 as File No. 90-028024 of Official Records, delineated and designated thereon as “Water and Sewer Easement Granted Hereon”, and that portion of Parcel 3 of said Parcel Map No. 15957 delineated and designated thereon as “Water and Drainage Easement Granted Hereon”.

Parcel C:

A non-exclusive easement for (a) vehicular parking, in areas other than the area which may be improved with the office building(s) approximately 40 feet in height and containing approximately 55,000 square feet of aggregate floor area contemplated by North City West Planned District Development Plan Permit No. 88-0941, in such number of parking spaces as may be required from time to time for Parcel 1 of said parcel Map No. 15957 to be in compliance with said Permit No. 88-0941 and any other applicable requirements, and (b) vehicular and pedestrian ingress, egress and circulation purposes on, over, along and across that portion of Parcel 4 of said Parcel Map No. 15957, other than such improved area and other than that portion of said Parcel 4 delineated and designated on said Parcel Map No. 15957 as “Water and Sewer Easement Granted Hereon”.

EXHIBIT A-2 - CONTINUED

LEGAL DESCRIPTION

San Diego Del Mar (Doubletree)
11915 El Camino Real
San Diego, CA 92130
San Diego County

Parcel D:

Non-exclusive easements over and across the common area, as conveyed, set forth and described in that certain “Agreement Between Landowners Including Easements with Covenants and Restrictions” dated September 26, 1994, executed by and between Tiger Development One, a California limited partnership; Kmart Corporation, a Michigan corporation and Carmel Valley Partners I, a California general partnership, recorded September 29, 1994 as instrument no. 1994-0579026 of Official Records, in the Office of the County Recorder of San Diego County, California.

APN: 307-410-13-00

EXHIBIT A-3

LEGAL DESCRIPTION

Hotel Rex -- San Francisco 562 Sutter Street San Francisco, CA 94102 San Francisco County

All that certain tract, piece or parcel of land situate in the City of San Francisco, County of San Francisco, State of California, described as follows:

BEGINNING AT A POINT ON THE NORTHERLY LINE OF SUTTER STREET DISTANT THEREON 87 FEET 9-¼ INCHES EASTERLY FROM THE EASTERLY LINE OF MASON STREET; THENCE EASTERLY ALONG SAID LINE OF SUTTER STREET 49 FEET 8-¾ INCHES; THENCE AT A RIGHT ANGLE NORTHERLY 137 FEET 6 INCHES; THENCE AT A RIGHT ANGLE WESTERLY 50 FEET; THENCE AT A RIGHT ANGLE SOUTHERLY 50 FEET; THENCE AT A RIGHT ANGLE EASTERLY 3-¼ INCHES; THENCE AT A RIGHT ANGLE SOUTHERLY 87 FEET 6 INCHES TO THE POINT OF BEGINNING.
BEING A PORTION OF 50 VARA LOT NO. 358 IN BLOCK NO. 166.

Assessor’s Lot 010, Block 0284

EXHIBIT A-4

LEGAL DESCRIPTION

Hilton Hotel - San Francisco - Fisherman’s Wharf 590 Bay Street San Francisco, California 94133 San Francisco County

REAL PROPERTY IN THE CITY OF SAN FRANCISCO, COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

BEGINNING AT THE POINT OF INTERSECTION IF THE NORTHERLY LINE OF BAY STREET WITH THE EASTERLY LINE OF JONES STREET; RUNNING THENCE NORTHERLY ALONG SAID LINE OF JONES STREET 275 FEET TO THE SOUTHERLY LINE ON NORTH POINT STREET; THENCE AT A RIGHT ANGLE EASTERLY ALONG SAID LINE OF NORTH POINT STREET 77 FEET; THENCE AT A RIGHT ANGLE SOUTHERLY 137 FEET AND 6 INCHES; THENCE AT A RIGHT ANGLE EASTERLY 198 FEET; THENCE AT A RIGHT ANGLE SOUTHERLY 137 FEET AND 6 INCHES TO THE NORTHERLY LINE OF BAY STREET; THENCE AT A RIGHT ANGLE WESTERLY ALONG SAID LINE OF BAY STREET 275 FEET TO THE POINT OF BEGINNING.

BEING PART OF 50 VARA BLOCK NO. 213.

APN: Lot: 003 Blk: 0029

EXHIBIT A-5

LEGAL DESCRIPTION

Holiday Inn Columbia - Coliseum USC 630 Assembly Street Columbia, SC 29201

Parcel I

All that tract, piece, parcel of land containing 43722.81 sq. ft. or 1.0037 acres as delineated and shown on plat prepared for Realty & Financial Services, Inc., dated August 6, 1993; said plat having been prepared by Hussey, Gay, Bell & Young, Inc., Columbia, S.C.; said parcel being located in the City of Columbia, Richland County, S.C., to the North of Blossom Street and to the East of Assembly Street as shown on said plat and commencing at the intersection of the road right of way of Devine Street and Assembly Street; said intersection being the Southeastern corner of Assembly Street and Devine Street and designated as P.O.B. Parcel 1 on said plat, thence going from commencement or beginning point N 68°00’40” E for a distance of 208.68’ feet to an iron marker; thence turning and running S 22°01’12”E for a distance of 209.14 feet to an iron marker; thence turning and running S 67°55’44” W for a distance of 103.70 feet to an “X’ in the top of a concrete retaining wall, thence turning and running S 67°55’44”W for a distance of 105.41 feet to an. iron marker; thence turning and running N 21°53’00” W for a distance of 209.35 feet to the point of beginning or commencement; said property being bounded generally on the North by Devine Street, on the East by lands of N/F John A. Scarborough and N/F Gillis Coleman et al, on the South by lands of N/F Realty & Financial Service, Inc. (Parcel II and lands of N/F Church of Jesus Christ of Latter Day Saints, and on the West by Assembly Street.

TMS No. 11303-13-01

AND

CONTINUED ON NEXT PAGE

EXHIBIT A-5

LEGAL DESCRIPTION CONTINUED

Holiday Inn Columbia - Coliseum USC 630 Assembly Street Columbia, SC 29201

Parcel II:
All that tract, piece or parcel of land containing 22066.03 sq. ft. or .5066 acres as delineated and shown on a plat prepared for Realty & Financial Services, Inc., dated August 6, 1993; said plat having been prepared by Hussey, Gay, Bell & Young, Inc., Columbia, S.C.; said parcel being located in the City of Columbia, Richland County, S.C. to the North of Blossom Street and to the East of Assembly Street as shown on said plat and commencing at the intersection of the road right of way of Devine Street and Assembly Street; said intersection being the Southwestern corner of Assembly Street and Devine Street and being designated as P.O.B. Parcel 1 on said plat, thence going from said point N 68°00’40” E for a distance of 208.68’ feet to a point; thence S 22°01’12”E for a distance of 209.14 feet to an iron marker designated as P.O.B. Parcel II as shown on said plat; thence turning and running S 22°51’33”E for a distance of 207.89 feet to an iron marker; thence turning and running S 67°28’47” W for a distance of 108.20 feet to an iron marker; thence turning and running N 21°37’17”W for a distance of 208.70 feet to an “X” mark in the top of a concrete retaining wall; thence turning and running N 67°55’44”E for a distance of 103.70 feet to a point of beginning or commencement; said property being bounded generally on the North by lands N/F Realty & Financial Services, Inc. (Parcel I) on the East by lands N/F J. Mac Pizza Hut, Inc., lands of N/F Bert and David Brantley, and lands of N/F Roy W. Arrington, on the South of Blossom Street, and on the West by lands of N/F Susan G. Robinson/Frank R. Ellerbe, III, and lands of N/F Church of Jesus Christ of Latter Day Saints.

TMS No. 11303-13-11

EXHIBIT “B”

ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PROPERTY

THIS ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PROPERTY (this “Assignment”) is made and entered into as of the ___day of ______, 2005, by and between _____________________________, a ____________________having a mailing address at c/o CNL Hotels & Resorts, Inc., CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801 (“Assignor”), and ________________________________, a Delaware limited liability company having a mailing address at c/o Pyramid/Contrarian Investment LLC, 1071 Camelback Street, Suite 111, Newport Beach, California 92660 (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor and Assignee are parties to that certain Agreement of Purchase and Sale dated _________ __, 2005 (the “Agreement”), pursuant to which Assignor has agreed, among other things, to sell, assign, transfer and convey to Assignee the hotel property known as “______________” (the “Hotel”); and

WHEREAS, in connection with the sale and purchase of the Property, Assignor has agreed to assign to Assignee all of Assignor’s right, title and interest in and to, and Assignee has agreed to assume from Assignor all of Assignor’s obligations and liabilities under, the Intangible Property with respect to the Hotel (the “Hotel Intangible Property”). Unless otherwise defined herein, all capitalized terms used in this Assignment shall have the meaning given to such term in the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1. Assignment. Assignor hereby assigns, transfers, and conveys to Assignee all of Assignor’s right, title and interest in and to the Hotel Intangible Property, to the extent that such assignments are legally and contractually permitted.

2. Assumption. Assignee hereby assumes all of the Assignor’s right, title and interest in and to, and all liabilities and obligations of Assignor under the Hotel Intangible Property which arise on or after the Transfer Time and agrees to perform all obligations of Assignor under the Hotel Intangible Property which are to be performed or which become due on or after the Transfer Time.

3. Indemnity by Assignee. Assignee shall indemnify, defend and hold Assignor harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees) arising out of any Hotel Intangible Property from and after the Transfer Time.

4. Indemnity by Assignor. Assignor shall indemnify, defend and hold Assignee harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees) arising out of any Hotel Intangible Property prior to the Transfer Time.

5. Further Assurances. Assignor covenants with Assignee and Assignee covenants with Assignor that each will execute or procure any additional documents necessary to establish the rights of the other hereunder.

6. Counterparts. This Assignment may be executed by the parties in counterparts, in which event the signature pages thereof shall be combined in order to constitute a single original document.

7. Binding Effect. This Assignment shall be binding upon and inure to the benefit of Assignor, Assignee and their respective successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date set forth above.

ASSIGNOR:

a

By:
Name:
Title:

ASSIGNEE:

____________________________________
a ___________________________________

By:
Name:
Title:

EXHIBIT “C”

ASSIGNMENT AND ASSUMPTION OF MANAGEMENT AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF MANAGEMENT AGREEMENT (this “Assignment”) is made and entered into as of the ___day of ______, 2005, by and among RFS PARTNERSHIP, L.P., a Tennessee limited partnership having a mailing address at c/o CNL Hotels & Resorts, Inc., CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801 (“Owner”), RFS LEASING VII, INC., a Tennessee corporation having a mailing address at c/o CNL Hotels & Resorts, Inc., CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801 (“Tenant” and, collectively with Owner, “Assignor”), and [PYRAMID HOTEL OPPORTUNITY VENTURE LLC], a Delaware limited liability company having a mailing address at c/o Pyramid/Contrarian Investment LLC, 1071 Camelback Street, Suite 111, Newport Beach, California 92660 (“Assignee”), and consented to by JOIE DE VIVRE HOSPITALITY, INC., a California corporation having a mailing address at 567 Sutter Street, San Francisco, California 94102 (“Manager”).

W I T N E S S E T H:

WHEREAS, Owner and Tenant entered into that certain Amended and Restated Master Lease Agreement dated January 1, 2001; as amended by that certain Letter Agreement, dated January 1, 2001; as amended by that certain Second Amendment to Amended and Restated Master Lease Agreement, dated May 1, 2001; as amended by that certain Third Amendment to Amended and Restated Master Lease Agreement, dated October 1, 2003; as amended by that certain Fourth Amendment to Amended and Restated Master Lease Agreement, dated October 10, 2003; as amended by that certain Fifth Amendment to Amended and Restated Master Lease Agreement, dated December 4, 2003 (collectively, the “Lease”), whereby Owner leased to Tenant and Tenant leased from Owner certain real property and improvements commonly known as the “Hotel Rex” located in San Francisco, California and as more particularly described on Exhibit A attached hereto (the “Hotel”);

WHEREAS, the Hotel is managed by Manager pursuant to that certain Management Agreement between Assignor and Manager dated as of April 28, 2003 (the “Management Agreement”);

WHEREAS, concurrently with the execution of this Assignment, Owner shall sell and convey to Assignee all of Owner’s right, title and interest in and to the Hotel (the “Sale Transaction”), and Owner and Tenant shall terminate the Lease, so that upon consummation of such Sale Transaction, Owner and Tenant shall have no right, title and interest in or to the Hotel; and

WHEREAS, in connection with the Sale Transaction, (i) Assignor has agreed to assign all of its rights, privileges, duties and obligations under the Management Agreement to Assignee and Assignee has agreed to assume all of Assignor’s rights, privileges, duties and obligations thereunder which arise on or after the Transfer Time, all of the foregoing pursuant to the terms and provisions of this Assignment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1. Assignment. Assignor hereby assigns all of its right, title and interest in and to the Management Agreement that arise on or after the Transfer Time to Assignee.

2. Assumption. Assignee hereby assumes all of Assignor’s right, title and interest in and to, and all liabilities and obligations of Assignor under, the Management Agreement that arise on or after the Transfer Time.

3.  Indemnity by Assignee. Assignee shall indemnify, defend and hold Assignor harmless from any claim, liability, cost or expense (including, without limitation, reasonable attorneys’ fees) arising out of the Management Agreement from and after the Transfer Time.

4. Indemnity by Assignor. Assignor shall indemnify, defend and hold Assignee harmless from any claim, liability, cost or expense (including, without limitation, reasonable attorneys’ fees) arising out of the Management Agreement prior to the Transfer Time.

[ADD INDEMNITY FROM ASSIGNEE IN EVENT MANAGER DOES NOT JOIN IN AN CONSENT TO ASSIGNMENT]

3. Further Assurances. Each of Assignor and Assignee agrees that each will execute or procure any additional documents necessary to establish the rights of the others hereunder.

4. Counterparts. This Assignment may be executed by the parties in counterparts, in which event the signature pages thereof shall be combined in order to constitute a single original document.

5. Binding Effect. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee, and their respective successors and assigns.IN WITNESS WHEREOF, the parties have executed this Assignment as of the date set forth above.

ASSIGNOR:

RFS PARTNERSHIP, L.P.,
a Tennessee limited partnership

By: CNL ROSE GP CORP.,
a Delaware corporation,
its General Partner

By: _______________________
Name: Marcel Verbaas
Title: Senior Vice President

RFS LEASING VII, INC.,
a Tennessee corporation

By: _______________________
Name: Marcel Verbaas
Title: Senior Vice President

ASSIGNEE:

PYRAMID HOTEL OPPORTUNITY LLC,
a Delaware limited liability company

By: _______________________
Name:
Title:

EXHIBIT “D”

ASSIGNMENT AND ASSUMPTION OF OPERATING AGREEMENTS

THIS ASSIGNMENT AND ASSUMPTION OF OPERATING AGREEMENTS (this “Assignment”) is made and entered into as of the ___day of ______, 2005, by and between _____________________________, a ____________________having a mailing address c/o CNL Hotels & Resorts, Inc., CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801 (“Assignor”), and _______________________, a Delaware limited liability company having a mailing address at c/o Pyramid/Contrarian Investment LLC, 1071 Camelback Street, Suite 111, Newport Beach, California 92660 (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor and Assignee are parties to that certain Agreement of Purchase and Sale dated _________ __, 2005 (the “Agreement”), pursuant to which Assignor has agreed, among other things, to sell, assign, transfer and convey to Assignee the hotel property known as “______________” (the “Hotel”); and

WHEREAS, in connection with the sale and purchase of the Property, Assignor has agreed to assign to Assignee all of Assignor’s right, title and interest in and to, and Assignee has agreed to assume from Assignor all of Assignor’s obligations and liabilities under, the Operating Agreements with respect to the Hotel (the “Hotel Operating Agreements”). Unless otherwise defined herein, all capitalized terms used in this Assignment shall have the meaning given to such term in the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1. Assignment. Assignor hereby assigns, transfers, and conveys to Assignee all of Assignor’s right, title and interest in and to the Hotel Operating Agreements, to the extent that such assignments are legally and contractually permitted.

2. Assumption. Assignee hereby assumes all of Assignor’s right, title and interest in and to, and all liabilities and obligations of Assignor under the Hotel Operating Agreements which arise on or after the Transfer Time and agrees to perform all obligations of Assignor under the Hotel Operating Agreements which are to be performed or which become due on or after the Transfer Time.

3. Indemnity by Assignee. Assignee shall indemnify, defend and hold Assignor harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees) arising out of any Hotel Operating Agreement from and after the Transfer Time.

4. Indemnity by Assignor. Assignor shall indemnify, defend and hold Assignee harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees and costs) arising out of any Hotel Operating Agreement for the period prior to the Transfer Time.

5. Further Assurances. Assignor covenants with Assignee and Assignee covenants with Assignor that each will execute or procure any additional documents necessary to establish the rights of the other hereunder.

6. Counterparts. This Assignment may be executed by the parties in counterparts, in which event the signature pages thereof shall be combined in order to constitute a single original document.

7. Binding Effect. This Assignment shall be binding upon and inure to the benefit of Assignor, Assignee and their respective successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date set forth above.

ASSIGNOR:

a

By:
Name:
Title:

ASSIGNEE:

a

By:
Name:
Title:

EXHIBIT “E”

Schedule of Franchise Agreements and Franchise Guaranty Agreements

1. Beverly Heritage: none

2. Hotel Rex: none

3. Holiday Inn Columbia:

(a) Holiday Inn Change of Ownership License Agreement, dated January 31, 2004, by and between RFS Leasing VII, Inc. and Holiday Hospitality Franchising, Inc.

(b) Guaranty Agreement attached to License Agreement executed by RFS Partnership, L.P.

(c) Master Technology Agreement, dated January 31, 2004, by and between Six Continents Hotels, Inc. and RFS Leasing, VII, Inc.

4. Doubletree Del Mar:

(a) Franchise License Agreement, dated October 10, 2003, by and between Doubletree Hotel Systems, Inc. and CNL Rose SPE Tenant Corp.

(b) Guarantee of Franchise License Agreement, dated October 10, 2003, executed by RFS Partnership, L.P.

5. San Francisco Wharf:

(a) License Agreement, Supplemental Agreement and License Fee Rider, each dated April 20, 1999, between Hilton Inns, Inc. and Embarcadero Hospitality Corporation.

(b) Assignment and Assumption of and Amendment to License Agreement, dated December __, 2000, between Embarcadero Hospitality Corporation and RFS Leasing VII, Inc.

(c) Amendment to License Agreement, dated July 10, 2003, between Embarcadero Hospitality Corporation and RFS Leasing VII, Inc.

(d) License Agreement, dated March 10, 2000, between Hilton Hotels Corporation, as licensor, and Hilton San Francisco Fisherman’s Wharf, as licensee, with respect to the licensing of certain programs.

(e) Guarantee of License Agreement, dated April 20, 1999, executed by Wharf Associates.

(f) Guarantee of Franchise License Agreement executed by RFS Leasing VII, Inc. (undated) in connection with Franchise License Agreement.

EXHIBIT “F”

LIMITED WARRANTY BILL OF SALE

THIS LIMITED WARRANTY BILL OF SALE (the “Bill of Sale”) is made and entered into as of the __ day of ____________, 2005, by and between ___________________________, a __________________ (“Seller”) and ______________________________, a ____________________ (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller and Buyer are parties to that certain Agreement of Purchase and Sale dated _________ __, 2005 (the “Agreement”), pursuant to which Seller has agreed, among other things, to sell, assign, transfer and convey to Buyer the portion of the Property (as defined in the Agreement) attributable to the hotel property known as the “Fisherman’s Wharf” located in San Francisco, California (the “Subject Property”); and

WHEREAS, in connection with the sale and purchase of the Subject Property, Seller has agreed to sell, transfer and convey to Buyer all of Seller’s right, title and interest in and to the Personal Property with respect to the Subject Property (the “Subject Personal Property”). Unless otherwise defined herein, all capitalized terms used in this Assignment shall have the meaning given to such term in the Agreement.

NOW, THEREFORE, in consideration of the foregoing and Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Buyer to Seller, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer do hereby agree as follows:

1. Seller does hereby sell, transfer and convey to Buyer the Subject Personal Property and Buyer hereby purchases and accepts all of the Subject Personal Property.

2. EXCEPT AS OTHERWISE PROVIDED IN THIS PARAGRAPH 2 BELOW, ALL OF THE SUBJECT PERSONAL PROPERTY IS HEREBY SOLD, TRANSFERRED AND CONVEYED TO BUYER ON AN “AS IS”, “WHERE IS”, “WITHOUT ALL FAULTS” BASIS, WITHOUT RECOURSE, REPRESENTATION, IMPLIED OR EXPRESS WARRANTY, GUARANTY, PROMISE, PROJECTION OR PREDICTION WHATSOEVER WITH RESPECT TO THE SUBJECT PERSONAL PROPERTY, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING WITHOUT LIMITATION ANY WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Notwithstanding the foregoing to the contrary, Seller does hereby warrant to Buyer that the Subject Personal Property is owned by Seller free and clear of all encumbrances of whatsoever nature; EXCEPTING ONLY the liens or mortgages assumed or entered into by Buyer, if any, and any personal property sales tax or other tax arising from the transactions contemplated by the Agreement.

3. This Bill of Sale may be executed in any number of counterparts, all of which taken together shall constitute one and the same instruments and any of the parties hereto may execute this Bill of Sale by signing any such counterpart.

IN WITNESS WHEREOF, the undersigned has executed this Bill of Sale as of the date first above written.

SELLER:

a

By:
Name:
Title:

BUYER:

a

By:
Name:
Title:

EXHIBIT “G”

Schedule of Management Agreements

1. Beverly Heritage: Management Agreement, dated January 31, 2004, by and  between RFS Leasing VII, Inc. and Interstate Management Company, L.L.C.

2. Hotel Rex: Management Agreement, dated April 28, 2003, by and between RFS  Partnership, L.P., RFS Leasing VII, Inc., and Joie De Vivre Hospitality, Inc.

3. Holiday Inn Columbia: Management Agreement, dated October 1, 2003, by and  between RFS Leasing VII, Inc. and Interstate Management Company, L.L.C.; and
First Amendment to Management Agreement, dated January 31, 2004, by and  between RFS  Leasing VII, Inc. and Interstate Management Company, L.L.C.

4. Doubletree Del Mar: Management Agreement, dated October 1, 2003, by and  between CNL Rose SPE Tenant Corp. and DT Management, Inc.

5. San Francisco Wharf: Management Agreement, dated November 17, 2003 by and  between RFS Leasing VII, Inc. and Hilton Hotels Corporation.

EXHIBIT “H”

Schedule of Operating Agreements

EXHIBIT “I”

Schedule of Operating Leases

1 & 2. Beverly Heritage and Holiday Inn SC: Amended and Restated Master Lease  Agreement, dated October 13, 2004, between RFS Partnership, L.P. and RFS  Leasing VII, Inc., as amended by (i) Partial Termination of and Amendment to  Amended and Restated Master Lease Agreement dated as of March 10, 2005.

3.
Hotel Rex: Amended and Restated Master Lease Agreement, dated January 1, 2001, between RFS Partnership, L.P., as lessor, and RFS Leasing VII, Inc., as lessee (as amended by that certain Letter Agreement, dated January 1, 2001; as amended by that certain Second Amendment to Amended and Restated Master Lease Agreement, dated May 1, 2001; as amended by that certain Third Amendment to Amended and Restated Master Lease Agreement, dated October 1, 2003; as amended by that certain Fourth Amendment to Amended and Restated Master Lease Agreement, dated October 10, 2003; as amended by that certain Fifth Amendment to Amended and Restated Master Lease Agreement, dated December 4, 2003).

4. DoubleTree Del Mar: Consolidated, Amended and Restated Master Lease  Agreement, dated December 4, 2003, between Rose SPE 1, LP and CNL Rose SPE  Tenant Corp.

5. SF Wharf: Amended and Restated Master Lease Agreement, dated January 1,2001, between Wharf Associates and RFS Leasing VII, Inc., as amended by Letter Agreement, dated January 1, 2001, and as further amended by a Second Amendment to Amended and Restated Master Lease Agreement dated July 10, 2003.

EXHIBIT “J”

Purchase Price Allocation Schedule

1. Hotel Rex: $14,000,000

2. Fisherman's Wharf: $35,000,000

3. Beverly Heritage:  $17,250,000

4. Doubletree Del Mar  $34,500,000

5. Columbia:  $8,250,000

EXHIBIT “K”

Schedule of Sellers

Brand  Property Name  City, State  Seller

--  Beverly Heritage  Milpitas CA  RFS Partnership, L.P.

--  Hotel Rex-San Francisco San Francisco CA RFS Partnership, L.P.

HOL  Columbia Coliseum  Columbia SC  RFS Partnership, L.P.

DT  Doubletree Del Mar  San Diego CA  Rose SPE 1, LP

HH  Fisherman’s Wharf  San Francisco CA Wharf Associates

EXHIBIT “L”

Litigation Schedule

CLAIMANT	OWNER/DEFENDANT	DESCRIPTION OF CLAIM	AMOUNT OF CLAIM	INSURANCE	LITIGATION
Carmel Valley, LLC	RFS Partnership, LP/RFS Hotel Investors current owner: Rose SPE 1, LP Doubletree Hotel San Diego / Del Mar San Diego, CA	Breach of lot transfer agreement	Unspecified	No	Yes
Minarovich, R	current owner: Rose SPE 1, LP Doubletree Hotel San Diego/Del Mar San Diego, CA	Personal injury	Unspecified	Yes	No
Re: Hilton Fisherman’s Wharf
Outside of a possible EEOC charge filed by the previous Sales Administrator for discrimination (property was told that the information was filed, but it would be sent to the proper State/Federal Office for review and determination as to whether it would go any further), and the two grievances the property has with the Servers that were let go due to theft, there are no further legal matters.
NONE
NONE	re: Holiday Inn Columbia				NONE
NONE	re: Hotel Rex				NONE
NONE	re: Beverly Heritage				NONE

EXHIBIT “M”

Title and Survey Defects

[NOTE: ITEM NOS. CORRESPOND TO ITEM NOS. IN

SCHEDULE B, SECTION 2 OF THE RESPECTIVE TITLE COMMITMENTS]

SAN DIEGO, CA

12.
Sellers shall provide an estoppel certificate from the appropriate third party under that certain Covenants, Conditions, Restrictions and Easements recorded September 29, 1994 as instrument no. 1994-0579026 of Official Records, which such third-party is required to provide pursuant to the terms thereof. Such certificate will be in the form and content required under such instrument. Sellers shall use good faith efforts to obtain an estoppel certificate from such party with respect to other matters reasonably requested by Buyer. Seller will also give notice of sale to the appropriate third party as required under such instrument.

13.	Sellers shall satisfy and release, or otherwise cause Title Company to remove as an exception, all of the following:

An unrecorded lease dated November 21, 1996, executed by RFS Financing Partnership, L.P. as lessor and RFS Leasing, Inc. as lessee, as disclosed by a Memorandum of Lease recorded November 21, 1996 as instrument no. 1996-0591903 of Official Records.

An Amendment to said Lease was recorded November 16, 1999 as instrument no. 1999-0760459 of Official Records.

A document entitled "Assignment of Lease Agreement and Assumption Agreement, in favor of RFS Leasing II, Inc., a Tennessee corporation, recorded January 23, 2001 as instrument no. 2001-0039012 of Official Records.

13.	Sellers shall satisfy and release, or otherwise cause Title Company to remove as an exception, all of the following:

A Deed of Trust to secure an original indebtedness of $(Not shown) recorded July 17, 2003 as instrument no. 2003-0851943 of Official Records.

Dated:	July 10, 2003
Trustor:	RFS Partnership, L.P. and RFS Financing Partnership, L.P.
Trustee:	PRLAP, Inc.
Beneficiary:	Mortgage Electronic Registration Systems, Inc.

A document recorded February 12, 2004 as instrument no. 2004-0113344 of Official Records provides that the deed of trust or the obligation secured thereby has been modified.

14.	Sellers shall satisfy and release, or otherwise cause Title Company to remove as an exception, all of the following:

A financing statement recorded July 17, 2003 as instrument no. 2003-0851944 of Official Records.

Debtor:	RFS Financing Partnership, L.P.
Secured party:	Mortgage Electronic Registration Systems, Inc.

An amendment to the financing statement was recorded February 12, 2004 as instrument no. 2004-0113345 of Official Records.

15.	Sellers shall satisfy and release, or otherwise cause Title Company to remove as an exception, a financing statement recorded February 12, 2004 as instrument no. 2004-0113346 of Official Records.

Debtor:	Rose SPE I, LP
Secured party:	Mortgage Electronic Registration Systems, Inc.

16.	Sellers shall satisfy and release, or otherwise cause Title Company to remove as an exception, a financing statement recorded February 12, 2004 as instrument no. 2004-0113347 of Official Records.

Debtor:	CNL Rose SPE Tenant Corp.
Secured party:	Mortgage Electronic Registration Systems, Inc.

SAN FRANCISCO -- HOTEL REX

2.	Supplemental taxes for the fiscal year 2000-2001 assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code. Sellers to pay outstanding assessments.

First Installment:	$14,417.74, PAID
Penalty:	$1,441.77
Second Installment:	$14,417.74, DELINQUENT
Penalty:	$1,451.77
Tax Rate Area:	01-000
Lot:	010
Block:	0284

7.
The terms and provisions contained in the document entitled "Notice-Seismic Building Hazard (Health & Safety Code 17980.1; Government Code Section 8875.2)" recorded January 5, 1995 as Instrument No. F-738564 in Book G291, Page 625 of Official Records.  Seller shall provide evidence that the required seismic strengthening has occurred and remove this notice of record or provide documentation sufficient for the title company to remove this exception.

8.
Sellers shall satisfy and release, or otherwise cause Title Company to remove as an exception, a deed of trust to secure the performance of an agreement or other obligation, recorded December 28, 2000 as Instrument No. 2000-G883343-00 in Book H791, Page 159 of Official Records.

Dated:	August 1, 2000
Trustor:	Ridgelake General Partner, Inc., a Tennessee corporation
Trustee:	Commonwealth Land Title Company
Beneficiary:	Bank of America, N.A., a national banking association

A document recorded August 16, 2001 as Document No. 2001-G998316-00 in Book H953, Page 401 of Official Records provides that the Deed of Trust or the obligation secured thereby has been modified.

9.
Sellers shall satisfy and release, or otherwise cause Title Company to remove as an exception, a document entitled "Assignment of Leases, Rents and Profits" recorded February 18, 2001 as Instrument No. 2001-G904531-00 in Book H827, Page 508 of Official Records, as additional security for the payment of the indebtedness secured by the deed of trust recorded December 28, 2000 as Instrument No. 2000-883343-00 in Book H791, Page 159 of Official Records.

11.
Sellers shall satisfy and release, or otherwise cause Title Company to remove as an exception, a Deed of Trust to secure an original indebtedness of $353,475,000.00 recorded November 8, 2004 as Instrument No. 2004-H846981-00 in Reel I760, Image 0047 of Official Records.

Dated:	October 13, 2004
Trustor:	RFS Partnership, L.P.
Trustee:	Lawyers Title Company, a California corporation
Beneficiary:	Deutsche Bank Trust Company Americas, as administrative agent

12.
Sellers shall satisfy and release, or otherwise cause Title Company to remove as an exception, a document entitled "Subordination, Attornment, Security Agreement and Assignments of Leases and Rents" recorded November 8, 2004 as Instrument No. 2004-H846982-00 in Reel I760, Image 0048 of Official Records, as additional security for the payment of the indebtedness secured by the deed of trust recorded November 8, 2004 as Instrument No. 2004-H846981-00 in Reel I760, Image 0047 of Official Records.

SAN FRANCISCO -- FISHERMAN’S WHARF

4.	Sellers shall satisfy and release, or otherwise cause Title Company to remove as an exception, the following:

A Deed of Trust to secure an original indebtedness of $19,300,000.00 recorded October 28, 1997 as Instrument No. 97-G251290-00 in Book G997, Page 383 of Official Records.

Dated:	October 23, 1997
Trustor:	Wharf Associates, a General Partnership
Trustee:	Old Republic Title Company
Beneficiary:	Citicorp USA, Inc., a Corporation

According to the public records, the beneficial interest under the deed of trust has been assigned to LaSalle National Bank/ABN AMRO Bank, N.V. (as Trustee for the registered holders of Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificates, Series No. 1997-MC2) by various assignments.

A document entitled "Assignment of Leases and Rents" recorded October 28, 1997 as Instrument No. 97-G251291-00 in Book G997, Page 384 of Official Records, as additional security for the payment of the indebtedness secured by the deed of trust.

By mesne assignments of record (last recorded Assignment: December 3, 1997, Instrument No. 97-G267668-00 in Book H21, Page 546), the interest under said assignment was assigned to:

Assignee: LaSalle National Bank/ABN AMRO Bank, N.V. (as Trustee for the registered holders of Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificates, Series No. 1997-MC21, its successors and assigns.

A "Subordination and Non-Disturbance Notice" recorded October 28, 1997 as Instrument No. 97-G251318-00 in Book G997, Page 403 of Official Records.

A "Subordination and Non-Disturbance Notice" recorded October 28, 1997 as Instrument No. 97-G251311-00 in Book G997, Page 404 of Official Records.

5.
Sellers shall satisfy and release, or otherwise cause Title Company to remove as an exception, a financing statement recorded October 28, 1997 as Instrument No. 97-G251292-00 in Book G997, Page 385 of Official Records.

Debtor:	Wharf Associates
Secured party:	Citicorp USA, Inc.

The secured party's interest under the foregoing Financing Statement has since passed to LaSalle National Bank, as Trustee by mesne assignments of record, the last of which was recorded December 1, 1997 as Instrument No. 97-G266179-00 in Book H019, Page 208 of Official Records.

A Continuation Statement was recorded November 6, 2002 as Instrument No. 2002-H285527-00 i Book I259, Page 574 of Official Records.

6.
Sellers shall provide copy of an unrecorded lease dated (not set forth), executed by Wharf Associates, a California General Partnership as lessor and Grosvenor Bus Lines, Inc. as lessee, as disclosed by a Subordination and Non-Disturbance Notice recorded October 28, 1997 as Instrument No. 97-G251310-00 in Book G997, Page 403 of Official Records.

7.
Sellers shall provide copy of an unrecorded lease dated (not set forth), executed by Wharf Associates, a California General Partnership as lessor and California Parking Company as lessee, as disclosed by a Subordination and Non-Disturbance Notice recorded October 28, 1997 as Instrument No. 97-G251311-00 in Book G997, Page 404 of Official Records.

9.
Sellers shall discharge, or otherwise cause Title Company to remove as an exception, a financing statement recorded December 20, 2002 as Instrument No. 2002-H318612-00 in Book I288, Page 1388 of Official Records.

Debtor:	Wharf Associates
Secured party:	LaSalle Bank, NA, as Trustee

MILPITAS, CA

9.
Sellers shall provide a certificate of compliance from the appropriate third party under that certain Declaration of Covenants, Conditions, Restrictions and Easements recorded June 5, 1979 as Book E545, Page 189 of Official Records, and document(s) declaring modifications thereof recorded June 15, 1979 as Book E571, Page 359 of Official Records, which such third-party is required to provide pursuant to the terms thereof. Such certificate will be in the form and content required under such instrument. Sellers shall use good faith efforts to obtain an estoppel certificate from such party with respect to other matters reasonably requested by Buyer.

13.	Sellers shall satisfy and release, or otherwise cause Title Company to remove as an exception, the following:

A Deed of Trust to secure an original indebtedness of $353,475,000.00 recorded November 03, 2004 as Document No. 18078361 of Official Records.

Dated:	October 13, 2004
Trustor:	RFS Financing Partnership, L.P., a Tennessee limited partnership
Trustee:	Lawyers Title Company, a California corporation
Beneficiary:	Deutsche Bank Trust Company Americas, as Administrative Agent

A "Subordination, Attornment, Security Agreement, and Assignment of Leases and Rents" recorded November 03, 2004 as Document No. 18078362 of Official Records.

COLUMBIA, SC

7.
Sellers shall satisfy and release, or otherwise cause Title Company to remove as an exception, a Mortgage from RFS Partnership, L.P. to Deutsche Bank Trust Company Americas dated 10/13/2004, recorded 11/15/2004, in the Office of the Register of Deeds for Richland County in Record Book 996, Page 3903 in the amount of $353,475.000.00.

UCC FILINGS GENERALLY

Debtor	Secured Party	Jurisdiction	File Date/No.	Description of Collateral	Comments
TENNESSEE DEPT. OF STATE
RFS Partnership, L.P.	Deutsche Bank Trust Company Americas as Administrative Agent	Tennessee SOS	11/05/04 #104060757
Fixture filing: Real property located in:
Alabama
Milpitas, CA
Sutter St., San Francisco, CA
Denver, CO
Coral Gables, FL
Orlando, FL
W. Palm Beach, FL
Lafayette, LA
Billerica, MA
Bloomington, MN
Columbia, SC
Seller shall file termination or amendment to remove property in Milpitas and San Francisco, CA and in Columbia, SC.
RFS Financing Partnership, L.P.	Mortgage Electronic Registration Systems, Inc.	Tennessee SOS	8/27/2002 #103034412
Fixture filing: Real property located in:
Orlando, FL
Sacramento, CA
San Diego, CA
Lakewood, CO
Marietta, GA
Crystal Lake, IL
Ann Arbor, MI
Hattiesburg, MS
Charlotte, NC
Omaha, NE
Oklahoma City, OK
Warwick, RI
Austin, TX
Ft. Worth, TX
Seller shall file termination or amendment to remove property in San Diego, CA.
RFS Leasing VII, Inc.	Deutsche Bank Trust Company Americas, as Administrative Agent	Tennessee	11/05/04 #104060758	Fixture Filing: May affect the Land, subject to review of legal description, if any.	If property description includes any of the Land, Seller shall file termination or amendment to remove any such Land.
Rose SPE 1, LP	Mortgage Electronic Registration Systems, Inc.	Tennessee	04/12/04, #304024983	Debtor’s name changed to Rose SPE 1, LP by Amendment	See #103034412 @ RSF Financing Partnership LP, above.
DELAWARE SECRETARY OF STATE
Rose SPE I, LP	Mortgage Electronic Registration Systems, Inc.	Delaware	04/07/04 #4113309 1	To continue TN SOS filings #10334412 (see RFS Financing Partnership, LP, above), and #203037551.	Seller shall file termination or amendment to remove property in San Diego, CA.
Rose SPE I, LP	Mortgage Electronic Registration Systems, Inc.	Delaware	04/07/04 #4113312 5
Fixture filing. Real property located in:
Chandler, AZ
Sedona, AZ
Sacramento, CA
San Diego, CA
Lakewood, CO
New Castle, DE
Ft. Lauderdale, FL
Miami, FL
Miami Lakes, FL
Orlando, FL
Crystal Lake, IL
Louisville, KY
Ann Arbor, MI
Flint, MI
Minnetonka, MN
Hattiesburg, MS
Lincoln, NE
Fishkill, NY
Oklahoma City, OK
Tulsa, OK
Warwick, RI
Ft. Worth, TX
Laredo, TX
Tyler, TX
Seller shall file termination or amendment to remove property in San Diego, CA.

6

Debtor	Secured Party	Jurisdiction	File Date/No.	Description of Collateral	Comments
CNL Rose SPE Tenant Corp.	Mortgage Electronic Registration Systems, Inc.	Delaware	04/07/04 #4113318 2
Fixture file. Real property located in:
Chandler, AZ
Sedona, AZ
Sacramento, CA
San Diego, CA
Lakewood, CO
New Castle, DE
Ft. Lauderdale, FL
Orlando, FL
Crystal Lake, IL
Louisville, KY
Ann Arbor, MI
Flint, MI
Minnetonka, MN
Hattiesburg, MS
Lincoln, NE
Fishkill, NY
Oklahoma City, OK
Tulsa, OK
Warwick, RI
Ft. Worth, TX
Laredo, TX
Tyler, TX
Seller shall file termination or amendment to remove property in San Diego, CA.
Rose SPE I, LP	Mortgage Electronic Registration Systems, Inc.	Delaware	6/22/05 #51923235
To continue effectiveness of TN original filing #203-037550 (see also DE filing #4113309-1 referenced herein), and TN original filing #103-034412 (see also TN filing #304024983, also referenced herein)
Seller shall file termination or amendment to remove property in San Diego, CA.

Debtor	Secured Party	Jurisdiction	File Date/No.	Description of Collateral	Comments
Rose SPE I, LP	Mortgage Electronic Registration Systems, Inc.	Delaware	6/22/05 #51923243
Fixture file. Real property located in:
Chandler, AZ
Sedona, AZ
Sacramento, CA
San Diego, CA
Lakewood, CO
New Castle, DE
Ft. Lauderdale, FL
Orlando, FL
Crystal Lake, IL
Louisville, KY
Ann Arbor, MI
Flint, MI
Minnetonka, MN
Hattiesburg, MS
Lincoln, NE
Fishkill, NY
Oklahoma City, OK
Tulsa, OK
Warwick, RI
Ft. Worth, TX
Laredo, TX
Tyler, TX
Seller shall file termination or amendment to remove property in San Diego, CA.
CALIFORNIA SECRETARY OF STATE
RSF Leasing VII, Inc.	Safemark Systems, L.P.	California	06/24/02 #0217660449	235 Safes with Pedestals (Leased)	Termination or assignment should be filed.

EXHIBIT “N”

Schedule of Operating Agreements to be Terminated by Sellers

NONE

2

EXHIBIT “O”

ENVIRONMENTAL REPORTS

Property	Report	Date	Firm
Beverly Heritage
	ESA Phase I	8/1/2003	Professional Service Industries, Inc

Doubletree Del Mar
	ESA Phase I	6/20/2003	Professional Service Industries, Inc

Hilton Fisherman's Wharf
	ESA Phase I	6/20/2003	Professional Service Industries, Inc

Holiday Inn Columbia
	ESA Phase I	8/1/2003	Professional Service Industries, Inc

Hotel Rex
	ESA Phase I	8/1/2003	Professional Service Industries, Inc